                                                                     Exhibit 4.2

                      $80,000,000 REVOLVING CREDIT FACILITY
                 $100,000,000 364-DAY REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                        NEW JERSEY RESOURCES CORPORATION

                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                       and

                             FLEET NATIONAL BANK and
                                 SUNTRUST BANK,
                              as Syndication Agents

                                       and

                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY and
                              JPMORGAN CHASE BANK,
                             as Documentation Agents

                                       and

                                  BANK ONE, NA,
                       CITIZENS BANK OF MASSACHUSETTS and
                              THE BANK OF NEW YORK,
                                  as Co-Agents

                          Dated as of December 23, 2002

                                TABLE OF CONTENTS

Section                                                                                                            Page
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
1.       CERTAIN DEFINITIONS..................................................................................       1
         1.1      Certain Definitions.........................................................................       1
         1.2      Construction................................................................................      23
                  1.2.1.     Number; Inclusion................................................................      23
                  1.2.2.     Determination....................................................................      24
                  1.2.3.     Agent's Discretion and Consent...................................................      24
                  1.2.4.     Documents Taken as a Whole.......................................................      24
                  1.2.5.     Headings.........................................................................      24
                  1.2.6.     Implied References to this Agreement.............................................      24
                  1.2.7.     Persons..........................................................................      24
                  1.2.8.     Modifications to Documents.......................................................      24
                  1.2.9.     From, To and Through.............................................................      25
                  1.2.10.    Shall; Will......................................................................      25
         1.3      Accounting Principles.......................................................................      25

2.       REVOLVING CREDIT, 364-DAY REVOLVING CREDIT AND SWING LOAN FACILITIES.................................      25
         2.1      Commitments.................................................................................      25
                  2.1.1.     Revolving Credit Loans...........................................................      25
                  2.1.2.     364-Day Revolving Credit Loans...................................................      26
                  2.1.3.     Swing Loan Commitment............................................................      26
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans and 364-Day Revolving
                  Credit Loans................................................................................      26
         2.3      [Intentionally Omitted].....................................................................      27
         2.4      Facility Fees; 364-Day Facility Fees........................................................      27
         2.5      Revolving Credit Loan Requests; 364-Day Revolving Credit Loan Requests; Swing Loan Requests.      27
                  2.5.1.     Revolving Credit Loan and 364-Day Revolving Credit Loan Requests.................      27
                  2.5.2.     Swing Loan Requests..............................................................      28
         2.6      Making Revolving Credit Loans, 364-Day Revolving Credit Loans and Swing Loans...............      28
                  2.6.1.     Making Revolving Credit Loans....................................................      28
                  2.6.2.     Making 364-Day Revolving Credit Loans............................................      29
                  2.6.3.     Making Swing Loans...............................................................      29
         2.7      Swing Loan Note.............................................................................      30
         2.8      Use of Proceeds.............................................................................      30
         2.9      Letter of Credit Subfacility................................................................      30
                  2.9.1.     Issuance of Letters of Credit....................................................      30
                  2.9.2.     Letter of Credit Fees............................................................      30
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                                TABLE OF CONTENTS

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
Section                                                                                                            Page
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
                  2.9.3.     Disbursements, Reimbursement.....................................................      31
                  2.9.4.     Repayment of Participation Advances..............................................      32
                  2.9.5.     Documentation....................................................................      32
                  2.9.6.     Determinations to Honor Drawing Requests.........................................      32
                  2.9.7.     Nature of Participation and Reimbursement Obligations............................      33
                  2.9.8.     Indemnity........................................................................      34
                  2.9.9.     Liability for Acts and Omissions.................................................      35
         2.10     Extension by Banks of the 364-Day Loan Expiration Date......................................      36
                  2.10.1.    Requests; Approval by All Banks..................................................      36
                  2.10.2.    Approval by 364-Day Required Banks...............................................      36
         2.11     Borrowings to Repay Swing Loans.............................................................      37
         2.12     Right to Increase Commitments...............................................................      38

3.       [Intentionally Omitted]..............................................................................      38

4.       INTEREST RATES.......................................................................................      38
         4.1      Interest Rate Options.......................................................................      38
                  4.1.1.     Revolving Credit Interest Rate Options...........................................      39
                  4.1.2.     364-Day Revolving Credit Interest Rate Options...................................      39
                  4.1.3.     Rate Quotations..................................................................      39
                  4.1.4.     Change in Fees or Interest Rates.................................................      40
         4.2      Interest Periods............................................................................      40
                  4.2.1.     Amount of Borrowing Tranche......................................................      40
                  4.2.2.     Renewals.........................................................................      40
         4.3      Interest After Default......................................................................      41
                  4.3.1.     Letter of Credit Fees, Interest Rate.............................................      41
                  4.3.2.     Other Obligations................................................................      41
                  4.3.3.     Acknowledgment...................................................................      41
         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available..............      41
                  4.4.1.     Unascertainable..................................................................      41
                  4.4.2.     Illegality; Increased Costs; Deposits Not Available..............................      41
                  4.4.3.     Agent's and Bank's Rights........................................................      42
         4.5      Selection of Interest Rate Options..........................................................      43

5.       PAYMENTS.............................................................................................      43
         5.1      Payments....................................................................................      43
         5.2      Pro Rata Treatment of Banks.................................................................      43
         5.3      Interest Payment Dates......................................................................      44
         5.4      Prepayments.................................................................................      44
                  5.4.1.     Voluntary Prepayments............................................................      44

                                     - ii -
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                                TABLE OF CONTENTS

Section                                                                                                            Page
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
                  5.4.2.     Replacement of a Bank............................................................      45
                  5.4.3.     Change of Lending Office.........................................................      46
                  5.4.4.     Mandatory Prepayment and Mandatory Commitment Reduction Upon Issuance of Certain
                             Debt.............................................................................      46
         5.5      Voluntary Commitment Reductions.............................................................      47
         5.6      Additional Compensation in Certain Circumstances............................................      47
                  5.6.1.     Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital
                             Adequacy Requirements,Expenses, Etc.... .........................................      47
                  5.6.2.     Indemnity........................................................................      48
         5.7      Interbank Market Presumption................................................................      49
         5.8      Taxes.......................................................................................      49
                  5.8.1.     No Deductions....................................................................      49
                  5.8.2.     Stamp Taxes......................................................................      50
                  5.8.3.     Indemnification for Taxes Paid by a Bank.........................................      50
                  5.8.4.     Certificate......................................................................      50
                  5.8.5.     Survival.........................................................................      50
         5.9      Notes.......................................................................................      50
         5.10     Settlement Date Procedures..................................................................      50

6.       REPRESENTATIONS AND WARRANTIES.......................................................................      51
         6.1      Representations and Warranties..............................................................      51
                  6.1.1.     Organization and Qualification...................................................      51
                  6.1.2.     Subsidiaries.....................................................................      51
                  6.1.3.     Power and Authority..............................................................      52
                  6.1.4.     Validity and Binding Effect......................................................      52
                  6.1.5.     No Conflict......................................................................      52
                  6.1.6.     Litigation.......................................................................      53
                  6.1.7.     Title to Properties..............................................................      53
                  6.1.8.     Financial Statements.............................................................      53
                  6.1.9.     Use of Proceeds; Margin Stock; Section 20 Subsidiaries...........................      53
                  6.1.10.    Full Disclosure..................................................................      54
                  6.1.11.    Taxes............................................................................      54
                  6.1.12.    Consents and Approvals...........................................................      55
                  6.1.13.    No Event of Default; Compliance With Instruments.................................      55
                  6.1.14.    Patents, Trademarks, Copyrights, Licenses, Etc...................................      55
                  6.1.15.    Insurance........................................................................      55
                  6.1.16.    Compliance With Laws.............................................................      56
                  6.1.17.    Material Contracts; Burdensome Restrictions......................................      56
                  6.1.18.    Investment Companies; Regulated Entities.........................................      56
                  6.1.19.    Plans and Benefit Arrangements...................................................      56
                  6.1.20.    Employment Matters...............................................................      57

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                                TABLE OF CONTENTS

Section                                                                                                            Page
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
                  6.1.21.    Environmental Matters............................................................      57
                  6.1.22.    Senior Debt Status...............................................................      58
                  6.1.23.    Hedging Contract Policies........................................................      58
                  6.1.24.    Permitted Business Opportunities.................................................      58
         6.2      Continuation of Representations.............................................................      58

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT..............................................      58
         7.1      First Loans and Letters of Credit...........................................................      59
                  7.1.1.     Officer's Certificate............................................................      59
                  7.1.2.     Secretary's Certificate..........................................................      59
                  7.1.3.     Delivery of Guaranty Agreements..................................................      60
                  7.1.4.     Opinion of Counsel...............................................................      60
                  7.1.5.     Legal Details....................................................................      60
                  7.1.6.     Payment of Fees..................................................................      60
                  7.1.7.     Consents.........................................................................      60
                  7.1.8.     Officer's Certificate Regarding MACs.............................................      60
                  7.1.9.     No Violation of Laws.............................................................      61
                  7.1.10.    No Actions or Proceedings........................................................      61
                  7.1.11.    Hedging Contract Policies........................................................      61
                  7.1.12.    Termination of Commitments and Repayment of Outstanding Indebtedness.............      61
                  7.1.13.    Permitted Business Opportunities.................................................      61
         7.2      Each Additional Loan or Letter of Credit....................................................      61

8.       COVENANTS............................................................................................      62
         8.1      Affirmative Covenants.......................................................................      62
                  8.1.1.     Preservation of Existence, Etc...................................................      62
                  8.1.2.     Payment of Liabilities, Including Taxes, Etc.....................................      62
                  8.1.3.     Maintenance of Insurance.........................................................      63
                  8.1.4.     Maintenance of Properties and Leases.............................................      63
                  8.1.5.     Maintenance of Patents, Trademarks, Etc..........................................      63
                  8.1.6.     Visitation Rights................................................................      63
                  8.1.7.     Keeping of Records and Books of Account..........................................      63
                  8.1.8.     Plans and Benefit Arrangements...................................................      64
                  8.1.9.     Compliance With Laws.............................................................      64
                  8.1.10.    Use of Proceeds..................................................................      64
                  8.1.11.    Hedging Contract Policies........................................................      65
         8.2      Negative Covenants..........................................................................      65
                  8.2.1.     Indebtedness.....................................................................      65
                  8.2.2.     Liens............................................................................      66
                  8.2.3.     Guaranties.......................................................................      67

                                     - iv -
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                                TABLE OF CONTENTS

Section                                                                                                            Page
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
                  8.2.4.     Loans and Investments............................................................      68
                  8.2.5.     Liquidations, Mergers, Consolidations, Acquisitions..............................      68
                  8.2.6.     Dispositions of Assets or Subsidiaries...........................................      69
                  8.2.7.     Affiliate Transactions...........................................................      70
                  8.2.8.     Subsidiaries, Partnerships and Joint Ventures....................................      70
                  8.2.9.     Continuation of or Change in Business............................................      71
                  8.2.10.    Plans and Benefit Arrangements...................................................      71
                  8.2.11.    Fiscal Year......................................................................      71
                  8.2.12.    Maximum Leverage Ratio...........................................................      71
                  8.2.13.    Minimum Interest Coverage Ratio..................................................      71
                  8.2.14.    No Limitation on Dividends and Distributions by Subsidiaries.....................      71
                  8.2.15.    Payment of Dividends; Redemptions................................................      72
                  8.2.16.    No Modification of Hedging Contract Policies.....................................      72
                  8.2.17.    Off-Balance Sheet Financing......................................................      72
         8.3      Reporting Requirements......................................................................      73
                  8.3.1.     Quarterly Financial Statements...................................................      73
                  8.3.2.     Annual Financial Statements......................................................      73
                  8.3.3.     Certificate of the Borrower......................................................      74
                  8.3.4.     Notice of Default................................................................      74
                  8.3.5.     Notice of Litigation.............................................................      74
                  8.3.6.     Notice of Change in Debt Rating..................................................      74
                  8.3.7.     Sale of Assets...................................................................      75
                  8.3.8.     Budgets, Forecasts, Other Reports and Information................................      75
                  8.3.9.     Notices Regarding Plans and Benefit Arrangements.................................      75

9.       DEFAULT..............................................................................................      77
         9.1      Events of Default...........................................................................      77
                  9.1.1.     Payments Under Loan Documents....................................................      77
                  9.1.2.     Breach of Warranty...............................................................      77
                  9.1.3.     Breach of Negative Covenants or Visitation Rights................................      77
                  9.1.4.     Breach of Other Covenants........................................................      77
                  9.1.5.     Defaults in Other Agreements or Indebtedness.....................................      78
                  9.1.6.     Final Judgments or Orders........................................................      78
                  9.1.7.     Loan Document Unenforceable......................................................      78
                  9.1.8.     Uninsured Losses; Proceedings Against Assets.....................................      79
                  9.1.9.     Notice of Lien or Assessment.....................................................      79
                  9.1.10.    Insolvency.......................................................................      79
                  9.1.11.    Events Relating to Plans and Benefit Arrangements................................      79
                  9.1.12.    Cessation of Business............................................................      80
                  9.1.13.    Change of Control................................................................      80
                  9.1.14.    Involuntary Proceedings..........................................................      80

                                TABLE OF CONTENTS

Section                                                                                                            Page
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
                  9.1.15.    Voluntary Proceedings............................................................      81
         9.2      Consequences of Event of Default............................................................      81
                  9.2.1.     Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                             Proceedings......................................................................      81
                  9.2.2.     Bankruptcy, Insolvency or Reorganization Proceedings.............................      81
                  9.2.3.     Set-off..........................................................................      82
                  9.2.4.     Suits, Actions, Proceedings......................................................      82
                  9.2.5.     Application of Proceeds; Collateral Sharing......................................      82
                  9.2.6.     Other Rights and Remedies........................................................      83

10.      THE CO-AGENTS........................................................................................      83
         10.1     Appointment.................................................................................      83
         10.2     Delegation of Duties........................................................................      84
         10.3     Nature of Duties; Independent Credit Investigation..........................................      84
         10.4     Actions in Discretion of Agent; Instructions From the Banks.................................      85
         10.5     Reimbursement and Indemnification of Agent by the Borrower..................................      85
         10.6     Exculpatory Provisions; Limitation of Liability.............................................      86
         10.7     Reimbursement and Indemnification of Agent by Banks.........................................      87
         10.8     Reliance by Agent...........................................................................      87
         10.9     Notice of Default...........................................................................      87
         10.10    Notices.....................................................................................      87
         10.11    Banks in Their Individual Capacities; Agents in Its Individual Capacity.....................      88
         10.12    Holders of Notes............................................................................      88
         10.13    Equalization of Banks.......................................................................      88
         10.14    Successor Agent.............................................................................      89
         10.15    Agent's Fee.................................................................................      89
         10.16    Availability of Funds.......................................................................      89
         10.17    Calculations................................................................................      90
         10.18    Beneficiaries...............................................................................      90

11.      MISCELLANEOUS........................................................................................      90
         11.1     Modifications, Amendments or Waivers........................................................      90
                  11.1.1.    Increase of Revolving Credit Commitments; Extension of Expiration Date...........      91
                  11.1.2.    Increase of 364-Day Revolving Credit Commitments; Extension of 364-Day Loan
                             Expiration Date..................................................................      91
                  11.1.3.    Release of Collateral or Guarantor...............................................      92
                  11.1.4.    Miscellaneous....................................................................      92
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required...................................      92
         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes...........................      93
         11.4     Holidays....................................................................................      94

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                                TABLE OF CONTENTS

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
Section                                                                                                            Page
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
         11.5     Funding by Branch, Subsidiary or Affiliate..................................................      94
                  11.5.1.    Notional Funding.................................................................      94
                  11.5.2.    Actual Funding...................................................................      94
         11.6     Notices; Lending Offices....................................................................      95
         11.7     Severability................................................................................      96
         11.8     Governing Law...............................................................................      96
         11.9     Prior Understanding.........................................................................      96
         11.10    Duration; Survival..........................................................................      96
         11.11    Successors and Assigns; Joinder of a Bank...................................................      97
         11.12    Confidentiality.............................................................................      98
                  11.12.1.   General..........................................................................      98
                  11.12.2.   Sharing Information With Affiliates of the Banks.................................      99
         11.13    Counterparts................................................................................      99
         11.14    Agent's or Bank's Consent...................................................................      99
         11.15    Exceptions..................................................................................      99
         11.16    WAIVER OF JURY TRIAL........................................................................     100
         11.17    JURISDICTION & VENUE........................................................................     100
         11.18    Tax Withholding Clause......................................................................     101
         11.19    Joinder of Guarantors.......................................................................     101

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
                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES
SCHEDULE 1.1(A)       -      PRICING GRID
SCHEDULE 1.1(B)       -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)       -      PERMITTED LIENS
SCHEDULE 6.1.2        -      SUBSIDIARIES
SCHEDULE 6.1.12       -      CONSENTS AND APPROVALS
SCHEDULE 6.1.23       -      HEDGING CONTRACT POLICIES
SCHEDULE 6.1.24              PERMITTED BUSINESS OPPORTUNITIES
SCHEDULE 8.2.1        -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)        -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)        -      BANK JOINDER
EXHIBIT 1.1(G)(1)     -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)     -      GUARANTY AGREEMENT
EXHIBIT 1.1(R)        -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)        -      SWING LOAN NOTE
EXHIBIT 1.1(T)        -      364-DAY REVOLVING CREDIT NOTE
EXHIBIT 2.5.1         -      LOAN REQUEST
EXHIBIT 2.5.2         -      SWING LOAN REQUEST
EXHIBIT 5.5           -      COMMITMENT REDUCTION NOTICE
EXHIBIT 7.1.4(A)      -      OPINION OF COUNSEL
EXHIBIT 7.1.4(B)      -      OPINION OF IN-HOUSE COUNSEL
EXHIBIT 8.2.5         -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3         -      COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of December 23, 2002 and is made by and among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), FLEET NATIONAL BANK and SUNTRUST BANK, each in its capacity as a syndication agent, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and JPMORGAN CHASE BANK, each in its capacity as a documentation agent, BANK ONE, NA, CITIZENS BANK OF MASSACHUSETTS and THE BANK OF NEW YORK, each in its capacity as a co-agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Banks to provide (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $80,000,000 and (ii) a 364-day revolving credit facility in an aggregate principal amount not to exceed $100,000,000; and

         WHEREAS, the revolving credit and 364-day revolving credit facilities shall be used for refinancing existing indebtedness and general corporate purposes of the Borrower; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1.    CERTAIN DEFINITIONS

         1.1      Certain Definitions.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Acquisition Compliance Certificate shall have the meaning assigned to that term in Section 8.2.5.

                  Additional Bank shall have the meaning assigned to that term in Section 11.11(iv).

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean PNC Bank, National Association, and its successors and assigns.

                  Agent's Fee shall have the meaning assigned to that term in
Section 10.15.

                  Agent's Letter shall have the meaning assigned to that term in
Section 10.15.

                  Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Applicable Facility Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Facility Fee." The Applicable Facility Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on
Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Applicable Margin shall mean, as applicable:

                  (A) the percentage spread to be added to Base Rate under the Revolving Credit Base Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread,"

                  (B) the percentage spread to be added to Base Rate under the 364-Day Revolving Credit Base Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "364-Day Revolving Credit Base Rate Spread,"

                  (C) the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Euro-Rate Spread," or

                  (F) the percentage spread to be added to Euro-Rate under the 364-Day Revolving Credit Euro-Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "364-Day Revolving Credit Euro-Rate Spread."

                  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Applicable 364-Day Facility Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on
Schedule 1.1(A) below the heading "364-Day Facility Fee." The Applicable 364-Day Facility Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Approved Fund shall mean, with respect to any Bank, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered by such Bank, an Affiliate of such Bank or an entity or an Affiliate of an entity that administers or manages such Bank.

                  Assignee Bank shall have the meaning assigned to such term in
Section 2.10.2.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  Bank Joinder shall mean a Bank Joinder substantially in the form of Exhibit 1.1(B).

                  Bank to be Terminated shall have the meaning assigned to such term in Section 2.10.2.

                  Bank Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Bank and that meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Interest Rate Hedge shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents.

                  Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Open Rate plus 1/2% per annum.

                  Base Rate Option shall mean either the Revolving Credit Base Rate Option or the 364-Day Revolving Credit Base Rate Option.

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrower shall mean New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey.

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be December 23, 2002. The closing shall take place on the Closing Date at such time and place as the parties agree.

                  Co-Agents shall mean collectively, the Agent, Fleet National Bank and SunTrust Bank, each in its capacity as a syndication agent, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each in its capacity as a documentation agent, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York, each in its capacity as a co-agent, and Co-Agent shall mean any one of the Co-Agents, individually.

                  Commercial Letter of Credit shall mean any letter of credit which is issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment, 364-Day Revolving Credit Commitment and, in the case of the Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, 364-Day Revolving Credit Commitments and Swing Loan Commitment of all of the Banks.

                  Compliance Certificate shall have the meaning assigned to such term in Section 8.3.3.

                  Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                  Consolidated Income from Operations for any period of determination shall mean (i) the sum of net income (provided that there shall be excluded from net income: (a) any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in accounting treatment), and (b) any gain or loss of any Person accounted for on the equity method except to the extent of cash distributions received by the Borrower or any Subsidiary of the Borrower during the period of determination with respect to any gain of any Person accounted for on the equity method), depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Consolidated Interest Expense for any period of determination shall mean interest expense for such period of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  Consolidated Shareholders' Equity shall mean as of any date of determination the sum of the amounts under the headings "Common Shareholders' Equity" and "Preferred Shareholders' Equity" on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.

                  Consolidated Total Capitalization shall mean as of any date of determination the sum of (i) Consolidated Total Indebtedness, plus (ii) Consolidated Shareholders' Equity.

                  Consolidated Total Indebtedness shall mean as of any date of determination total Indebtedness, without duplication, of the Borrower and its Subsidiaries.

                  Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

                  Debt Rating shall mean the rating of New Jersey Natural Gas's senior secured long-term debt by each of Standard & Poor's and Moody's.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                           Drawing Date shall have the meaning assigned to that
term in Section 2.9.3.2.

                  Environmental Complaint shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance;
(ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                  Environmental Laws shall mean all federal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. Section 7401 et seq., the Oil Pollution Act, 33 U.S.C.
Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., each as amended, and any regulations promulgated or any equivalent state or local Law, and any amendments thereto) and any consent decrees, consent orders, consent agreements, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control;
(ii) protection of human health from exposure to

Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) protection of employee safety in the workplace and protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour Laws); (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

                  Environmental Permits shall mean all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property; (ii) for the operations and business activities of any Loan Party; or (iii) for the performance of a Remedial Action.

                  Environmental Records shall mean all notices, reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of any Loan Party which pursuant to Environmental Laws, Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                  Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean the following:

                  (A) with respect to Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page
3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

         Euro-Rate  =        Average of London interbank offered rates quoted
                             by BBA or appropriate successor as shown on
                             Dow Jones Markets Service display page 3750
                             ------------------------------------------------
                                    1.00- Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Option shall mean either a Revolving Credit Loan Euro-Rate Option or a 364-Day Revolving Credit Loan Euro-Rate Option.

                  Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                  Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                  Expiration Date shall mean, with respect to the Revolving Credit Commitments, January 4, 2006.

                  Facility Fees shall have the meaning given to such term in
Section 2.4.

                  Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "Open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "Open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                  GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

                  Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.19.

                  Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                  Hedging Contract Policies shall mean the written internal policies and procedures with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments of the Borrower and its Subsidiaries, as in effect on the date of this Agreement and as hereafter amended in accordance with
Section 8.2.16, a copy of which has been delivered to the Agent and each Bank.

                  Hedging Transaction shall mean any transaction entered into by a Loan Party or any of its Subsidiaries in accordance with the Hedging Contract Policies.

                  Historical Statements shall have the meaning assigned to that term in Section 6.1.8(i).

                  Hybrid Security shall mean any of the following: (i) beneficial interests issued by a trust which constitutes a Subsidiary of any Loan Party, substantially all of the assets of which trust are unsecured Indebtedness of any Loan Party or any Subsidiary of any Loan Party or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (ii) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

                  Inactive Subsidiary shall mean, at any time, any Subsidiary of any Person, which Subsidiary (i) does not conduct any business or have operations, and (ii) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (v) any Hedging Transaction, to the extent that any indebtedness, obligations or liabilities of such Person in respect thereof constitutes "indebtedness" as determined in accordance with GAAP, (vi) any Guaranty of any Hedging Transaction described in the immediately preceding clause (v), (vii) any Guaranty of Indebtedness for borrowed money,
(viii) any Hybrid Security described in clause (i) of the definition of Hybrid Security, or (ix) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (ii) of the definition of Hybrid Security.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or 364-Day Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                  IRH Provider shall have the meaning assigned to such term in
Section 9.2.5.2 [Collateral Sharing].

                  Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, any other Loan Party and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Investment shall have the meaning assigned to that term in
Section 8.2.4.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                  Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.

                  Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.9.3.4.

                  Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

                  Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC Interests shall have the meaning given to such term in
Section 6.1.2.

                  Loan Documents shall mean this Agreement, the Agent's Letter, the Guaranty Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Guarantors.

                  Loan Request shall mean a request for a Revolving Credit Loan or a 364-Day Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to an outstanding Revolving Credit Loan or 364-Day Revolving Credit Loan in accordance with Sections 2.5,
4.1 and 4.2.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, 364-Day Revolving Credit Loans and Swing Loans or any Revolving Credit Loan, 364-Day Revolving Credit Loan or Swing Loan.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay the Indebtedness or otherwise perform the obligations in accordance with the Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Moody's shall mean Moody's Investors Service, Inc. and its successors.

                  Mortgage Indenture shall mean that certain Indenture of Mortgage and Deed of Trust dated April 1, 1952 from New Jersey Natural Gas Company to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, Trustee, as heretofore and hereafter amended, modified and supplemented.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Net Cash Proceeds shall mean, with respect to any issuance of debt or a Hybrid Security, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such transaction (including, when received: (i) any cash proceeds received as income or other deferred cash proceeds, or (ii) cash proceeds of any non-cash proceeds of such transaction), less all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary and reasonable fees and expenses actually incurred in connection therewith.

                  New Jersey Natural Gas shall mean New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey, which corporation is a Subsidiary of the Borrower.

                  Notes shall mean the Revolving Credit Notes, 364-Day Revolving Credit Notes and Swing Note, if any.

                  Notices shall have the meaning assigned to that term in
Section 11.6.

                  Obligations shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.Obligations shall include the liabilities to any Bank under any Bank-Provided Interest Rate Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Revolving Credit Ratable Share pursuant to Section 2.9.3.4.

                  Partnership Interests shall have the meaning given to such term in Section 6.1.2.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Acquisitions shall have the meaning assigned to such term in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

                  Permitted Construction Project shall mean the proposed construction of a building by the Borrower on certain real property of the Borrower located in Wall, New Jersey.

                  Permitted Investments shall mean:

                  (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                  (ii) repurchase agreements having a duration of not more than sixty (60) days that are collateralized by full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies;

                  (iii) interests in investment companies registered under the Investment Company Act of 1940, as amended (or in a separate portfolio of such an investment company), that invest primarily in full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies and repurchase agreements collateralized by such obligations;

                  (iv) time deposits with any office located in the United States of the Lenders or any other bank or trust company which is organized under the laws of the United States and has combined capital, surplus and undivided profits of not less than $500,000,000 or with any bank which is organized other than under the laws of the United States (y) the commercial paper of which is rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's, or if such commercial paper is rated only by Moody's, at least P-1 by Moody's) or (z) the long term senior debt of which is rated at least AA by Standard & Poor's and Aa2 by Moody's (or, if such debt is rated only by Standard & Poor's, at least AA by Standard & Poor's, or if such debt is rated only by Moody's, at least Aa2 by Moody's);

                  (v) commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's or, if such commercial paper is rated only by Moody's, at least P-1 by Moody's);

                  (vi) instruments held for collection in the ordinary course of business;

                  (vii) any equity or debt securities or other form of debt instrument obtained in settlement of debts previously contracted;

                  (viii) any Investment arising out of a Permitted Related Business Opportunity; and

                  (ix) any other form of Investment by the Borrower or any of its Subsidiaries (other than New Jersey Natural Gas which is expressly prohibited from making any Investments described in this clause (ix)) in any Person so long as the consideration paid or exchanged by the Borrower, or any of its Subsidiaries, for such investment (whether in cash or the value of payment-in-kind, with the value of payment-in-kind as reasonably determined by the Borrower) does not exceed $20,000,000 in the aggregate for all Investments permitted by this clause (ix).

                  Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Any Lien arising out of judgments or awards but only to the extent that the creation of any such Lien shall not be an event or condition which, with or without notice or lapse of time or both, would cause Borrower to be in violation of Section 9.1.6;

                  (v) Security interests in favor of lessors of personal property, which property is the subject of a true lease;

                  (vi) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (vii) Encumbrances consisting of zoning restrictions, easements, rights-of-way or other restrictions on the use of real property and minor defects to title to real property, none of which materially impairs the use of such property or the value thereof;

                  (viii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party securing obligations of such Loan Party or Subsidiary to the lessor under such leases, so long as to the extent the payments or other amounts due and owing under any such lease constitute Indebtedness, such Indebtedness is permitted under Section 8.2.1;

                  (ix) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided, that, to the extent any such Lien secures Indebtedness permitted by Section 8.2.1(ii), such Lien may continue to secure any renewals or extensions of such Indebtedness permitted by Section 8.2.1(ii) so long as (i) the principal amount of the Indebtedness secured by any such Lien is not hereafter increased and (ii) no additional assets become subject to such Lien;

                  (x) Liens on assets of New Jersey Natural Gas existing on the Closing Date (other than on any "Excepted Property" of New Jersey Natural Gas, as "Excepted Property" is defined in the Mortgage Indenture on the Closing
Date), which Liens secure outstanding Indebtedness as of the Closing Date under the Mortgage Indenture and thereafter Liens on assets of New Jersey Natural Gas (other than on any "Excepted Property") which additional Liens secure outstanding Indebtedness as of the Closing Date under the Mortgage Indenture and any additional Indebtedness which is issued in accordance with Article Two of the Mortgage Indenture and is otherwise permitted by Section 8.2.1(iv);

                  (xi) Purchase Money Security Interests, provided, that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $5,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P)); and

                  (xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and could not be reasonably expected to result in a Material Adverse Change:

                           (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                          (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

Notwithstanding the foregoing definition of Permitted Lien or any other provision of the Loan Documents to the contrary, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of the capital stock of New Jersey Natural Gas, or agree or become liable to do so.

                  Permitted Related Business Opportunity shall mean any transaction with another Person (other than any Inactive Subsidiary of the Borrower) involving business activities or assets reasonably related or complementary to the business of the Borrower and its Subsidiaries as conducted on the Closing Date or as may be conducted pursuant to Section 8.2.9, including, without limitation, the management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy.

                  Permitted Transferee shall mean, as of any date of determination, any of the following with respect to any then current officer or director of the Borrower: (i) such Person's spouse, lineal descendants or lineal descendant's of such Person's spouse, (ii) any charitable corporation or trust established by such officer or director or by any Person described in the immediately preceding clause (i), (iii) any trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiary or beneficiaries are one or more Persons described in the immediately preceding clauses (i) or (ii), or (iv) any executor or administrator upon the death of such officer or director or the death of any Person described in the immediately preceding clauses (i) or (ii).

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time, or both, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share shall mean the proportion that a Bank's Commitment (excluding its Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitments) of all of the Banks.

                  Regulated Entity shall mean any Person which is subject under Law to any of the laws, rules or regulations respecting the financial, organizational or rate regulation of electric companies, public utilities, or public utility holding companies.

                  Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance", or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

                  Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

                  Remedial Action shall mean any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Banks shall mean

                  (A) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Required Banks shall mean Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 51% of the Commitments of all of the Banks, or

                  (B) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, Required Banks shall mean:

                           (i)      prior to a termination of the Commitments
hereunder pursuant to Section 9.2.1 or 9.2.2, any Bank or group of Banks if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

                           (ii)     after a termination of the Commitments
hereunder pursuant to Section 9.2.1 or 9.2.2, any Bank or group of Banks if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  Required Share shall have the meaning assigned to such term in
Section 5.10.

                  Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                  Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement or Bank Joinder, as applicable, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.9.3.

                  Revolving Credit Note shall mean any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Bank pursuant to Section 5.9 evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Revolving Credit Ratable Share shall mean the proportion that a Bank's Revolving Credit Commitment (excluding the Swing Loan Commitment) bears to the Revolving Credit Commitments (excluding the Swing Loan Commitments) of all of the Banks.

                  Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding, the Swing Loans outstanding and the Letters of Credit Outstanding.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  SEC Filings shall mean the Borrower's Form 10-K, filed with the SEC for the fiscal year ended September 30, 2001 and Forms 10-Q, the first filed with the SEC for the fiscal quarter ended December 31, 2001, the second filed with SEC for the fiscal quarter ended March 31, 2002 and the third filed with the SEC for the fiscal quarter ended June 30, 2002.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Settlement Date shall mean the 7th day of each week (if such day is a Business Day and if not, the next succeeding Business Day) and any other Business Day on which the Agent elects to effect settlement pursuant to
Section 5.10.

                  Significant Subsidiary shall mean, New Jersey Natural Gas, NJR Energy Services Company, or any Subsidiary of the Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, in either case, as determined and consolidated in accordance with GAAP.

                  Solvent shall mean, with respect to any Person on a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, and (ii) such Person has not incurred debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2.

                  Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.3 hereof in an aggregate principal amount up to $35,000,000.

                  Swing Loan Interest Rate shall mean as to each Swing Loan the rate of interest quoted by the Agent applicable thereto and accepted by the Borrower with respect to such Swing Loan.

                  Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 hereof.

                  Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.3 hereof.

                  364-Day Bank shall mean, at any time, a Bank who has a 364-Day Revolving Credit Commitment and 364-Day Banks shall mean, at any time, all Banks who have 364-Day Revolving Credit Commitments.

                  364-Day Facility Fees shall have the meaning given to such term in Section 2.4.

                  364-Day Loan Expiration Date shall mean, with respect to the 364-Day Revolving Credit Commitments, December 19, 2003.

                  364-Day Required Banks shall mean

                  (A) if there are no 364-Day Revolving Credit Loans outstanding 364-Day Required Banks shall mean 364-Day Banks whose 364-Day Revolving Credit Commitments aggregate at least 75% of the 364-Day Revolving Credit Commitments of all of the 364-Day Banks, or

                  (B) if there are 364-Day Revolving Credit Loans, outstanding, 364-Day Required Banks shall mean:

                           (i)      prior to a termination of the 364-Day
Revolving Credit Commitments hereunder pursuant to Section 9.2.1 or 9.2.2, any 364-Day Bank or group of 364-Day Banks if the 364-Day Revolving Credit Loans of such 364-Day Banks then outstanding aggregates at least 75% of the total principal amount of all of the 364-Day Revolving Credit Loans then outstanding; and

                  (ii) after a termination of the 364-Day Revolving Credit Commitments hereunder pursuant to Section 9.2.1 or 9.2.2, any 364-Day Bank or group of 364-Day Banks if the 364-Day Revolving Credit Loans of such 364-Day Banks then outstanding aggregates at least 75% of the total principal amount of all of the 364-Day Revolving Credit Loans then outstanding.

                  364-Day Revolving Credit Base Rate Option shall mean the option of the Borrower to have 364-Day Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                  364-Day Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for 364-Day Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement or Bank Joinder, as applicable, and 364-Day Revolving Credit Commitments shall mean the aggregate 364-Day Revolving Credit Commitments of all of the Banks.

                  364-Day Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have 364-Day Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                  364-Day Revolving Credit Loans shall mean collectively and 364-Day Revolving Credit Loan shall mean separately all 364-Day Revolving Credit Loans or any 364-Day Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1.

                  364-Day Revolving Credit Note shall mean any 364-Day Revolving Credit Note of the Borrower in the form of Exhibit 1.1(T) issued by the Borrower at the request of a Bank pursuant to Section 5.9 evidencing the 364-Day Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  364-Day Revolving Credit Ratable Share shall mean the proportion that a Bank's 364-Day Revolving Credit Commitment bears to the 364-Day Revolving Credit Commitments of all of the Banks.

                  Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

         1.2      Construction.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1.   Number; Inclusion.

                           references to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2.   Determination.

                           references to "determination" of or by the Agent or
the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3.   Agent's Discretion and Consent.

                           whenever the Agent or the Banks are granted the right
herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4.   Documents Taken as a Whole.

                           the words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5.   Headings.

                           the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6.   Implied References to this Agreement.

                           article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7.   Persons.

                           reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8.   Modifications to Documents.

                           reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9.   From, To and Through.

                           relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10.  Shall; Will.

                           references to "shall" and "will" are intended to have
the same meaning.

         1.3      Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

         2.    REVOLVING CREDIT, 364-DAY REVOLVING CREDIT AND SWING LOAN
                                   FACILITIES

         2.1      Commitments.

                  2.1.1.   Revolving Credit Loans.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Ratable Share of the amount of Letters of Credit Outstanding; and provided further that the Revolving Facility Usage at any time shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon shall be due and payable on the Expiration Date.

                  2.1.2.   364-Day Revolving Credit Loans.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, each Bank severally agrees to make 364-Day Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the 364-Day Loan Expiration Date provided that after giving effect to each such 364-Day Revolving Credit Loan the aggregate amount of 364-Day Revolving Credit Loans from such Bank shall not exceed such Bank's 364-Day Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section
2.1.2. The outstanding principal amount of all 364-Day Revolving Credit Loans, together with accrued interest thereon shall be due and payable on the 364-Day Loan Expiration Date.

                  2.1.3.   Swing Loan Commitment.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, PNC Bank agrees to make Swing Loans to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of the Swing Loan Commitment, provided that the Revolving Facility Usage at any time, shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.3. The outstanding principal amount of all Swing Loans, together with accrued interest thereon shall be due and payable on the Expiration Date.

         2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans and 364-Day Revolving Credit Loans.

         Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Loan Requests] in accordance with its Revolving Credit Ratable Share. The aggregate amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the amount of Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         Each Bank shall be obligated to participate in each request for 364-Day Revolving Credit Loans pursuant to Section 2.5 [Loan Requests] in accordance with its 364-Day Revolving

Credit Ratable Share. The aggregate amount of each Bank's 364-Day Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its 364-Day Revolving Credit Commitment. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make 364-Day Revolving Credit Loans hereunder on or after the 364-Day Loan Expiration Date.

         2.3      [Intentionally Omitted]

         2.4      Facility Fees; 364-Day Facility Fees.

         Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) on the average daily amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time. All Facility Fees shall be payable quarterly in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Loans.

         Accruing from the date hereof until the 364-Day Loan Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's 364-Day Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "364-Day Facility Fee") equal to the Applicable 364-Day Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) on the average daily amount of such Bank's 364-Day Revolving Credit Commitment as the same may be constituted from time to time. All 364-Day Facility Fees shall be payable quarterly in arrears on the first Business Day of each January, April, July and October after the date hereof and on the 364-Day Loan Expiration Date or upon acceleration of the Loans.

         2.5 Revolving Credit Loan Requests; 364-Day Revolving Credit Loan Requests; Swing Loan Requests.

                  2.5.1. Revolving Credit Loan and 364-Day Revolving Credit Loan Requests.

         Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans or prior to the 364-Day Loan Expiration Date request the Banks to make 364-Day Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or 364-Day Revolving Credit Loans pursuant to
Section 4.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans or 364-Day Revolving Credit Loans to which the Euro-Rate Option applies or the date of conversion to or the renewal of the Euro-Rate Option for any such Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan or 364-Day Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Loan Request therefor substantially in the form of Exhibit 2.5.1 or a Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000 and not less than $3,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) the aggregate amount of the proposed 364-Day Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000 and not less than $3,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iv) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

                  2.5.2.   Swing Loan Requests.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Expiration Date request PNC Bank to make a Swing Loan by delivery to PNC Bank, not later than 12:00 noon Pittsburgh time, on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex, it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, (ii) the term of the proposed Swing Loan, which shall be no less than one day and no longer than seven (7) days, and (iii) the principal amount of such Swing Loan, which shall not be less than $250,000 and shall be an integral multiple of $100,000.

         2.6 Making Revolving Credit Loans, 364-Day Revolving Credit Loans and Swing Loans.

                  2.6.1.   Making Revolving Credit Loans.

                           The Agent shall, promptly after receipt by it of a
Loan Request for or with respect to Revolving Credit Loans pursuant to Section
2.5 [Loan Requests], notify the

Banks with Revolving Credit Commitments of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

                  2.6.2.   Making 364-Day Revolving Credit Loans.

                           The Agent shall, promptly after receipt by it of a
Loan Request for or with respect to 364-Day Revolving Credit Loans pursuant to
Section 2.5 [Loan Requests], notify the Banks with 364-Day Revolving Credit Commitments of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the 364-Day Revolving Credit Loans requested thereby; (ii) the amount and type of each such 364-Day Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such 364-Day Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each 364-Day Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such 364-Day Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the 364-Day Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section
10.16 [Availability of Funds].

                  2.6.3.   Making Swing Loans.

                           So long as PNC Bank elects to make Swing Loans, PNC
Bank shall, after receipt by it of a Swing Loan Request pursuant to Section
2.5.2 fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date. Each Swing Loan shall bear interest at the Swing Loan Interest Rate applicable thereto.

         2.7      Swing Loan Note.

                           The obligation of the Borrower to repay the unpaid
principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit 1.1(S) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

         2.8      Use of Proceeds.

         The proceeds of the Loans shall be used by the Borrower for general corporate purposes of the Borrower and in accordance with Section 8.1.10 [Use of Proceeds].

         2.9      Letter of Credit Subfacility.

                  2.9.1.   Issuance of Letters of Credit.

                           Borrower may request the issuance of a letter of
credit (each a "Letter of Credit") on behalf of itself by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent or any of the Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall
(i) the amount of Letters of Credit Outstanding exceed, at any one time, $20,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                  2.9.2.   Letter of Credit Fees.

                           The Borrower shall pay (i) to the Agent for the
ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate then in effect (computed on the basis of a year of 360 days and actual days elapsed) per annum, and (ii) to the Agent for its own account a fronting fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average amount of Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.9.3.   Disbursements, Reimbursement.

                                    2.9.3.1  Immediately upon the issuance of
each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                                    2.9.3.2  In the event of any request for a
drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this
Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                                    2.9.3.3  Each Bank shall upon any notice
pursuant to Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Revolving Credit Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Revolving Credit Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Open Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                                    2.9.3.4 With respect to any unreimbursed
drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section
7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

                           2.9.4.   Repayment of Participation Advances.

                                             2.9.4.1 Upon (and only upon)
receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Revolving Credit Ratable Share of such funds, except the Agent shall retain the amount of the Revolving Credit Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                                             2.9.4.2 If the Agent is required at
any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Revolving Credit Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Open Rate in effect from time to time.

                           2.9.5.   Documentation.

                                    Each Loan Party agrees to be bound by the
terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error and/or mistakes, whether of omission or commission, in following any Loan Party's written instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto, provided that each Loan Party agrees that all instructions provided to the Agent by a Loan Party with respect to any Letter of Credit shall be provided in writing.

                           2.9.6.   Determinations to Honor Drawing Requests.

                                    In determining whether to honor any request
for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                           2.9.7.   Nature of Participation and Reimbursement
Obligations.

                                    Each Bank's obligation in accordance with
this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                                             (i)     any set-off, counterclaim,
recoupment, defense or other right which such Bank may have against the Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;

                                             (ii)    the failure of any Loan
Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions applicable to Revolving Credit Loans set forth in
Section 2.1.1 [Revolving Credit Loans], 2.5 [ Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                                             (iii)   any lack of validity or
enforceability of any Letter of Credit;

                                             (iv)    any claim of breach of
warranty that might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Agent or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                                             (v)     the lack of power or
authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Agent or any of the Agent's Affiliates has been notified thereof;

                                             (vi)    payment by the Agent or any
of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                                             (vii)   the solvency of, or any
acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                                             (viii)  any failure by the Agent or
any of Agent's Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Agent has received written notice from such Loan Party of such failure within three Business Days after the Agent shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                                             (ix)    any adverse change in the
business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                                             (x)     any breach of this
Agreement or any other Loan Document by any party thereto;

                                             (xi)    the occurrence or
continuance of an Insolvency Proceeding with respect to any Loan Party;

                                             (xii)   the fact that an Event of
Default or a Potential Default shall have occurred and be continuing;

                                             (xiii)  the fact that the
Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                                             (xiv)   any other circumstance or
happening whatsoever, whether or not similar to any of the foregoing.

                           2.9.8.   Indemnity.

                                    In addition to amounts payable as provided
in Section 10.5 [Reimbursement and Indemnification of Agent by the Borrower.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and any of Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent's Affiliates may incur or be subject to as a consequence of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                           2.9.9.   Liability for Acts and Omissions.

                                    As between any Loan Party and the Agent, or
the Agent's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or the Agent's Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Agent's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or the Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

                                    Without limiting the generality of the
foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

                                    In furtherance and extension and not in
limitation of the specific provisions set forth above, any action taken or omitted by the Agent or the Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or the Agent's Affiliates under any resulting liability to the Borrower or any Bank.

                  2.10     Extension by Banks of the 364-Day Loan Expiration
Date.

                           2.10.1.  Requests; Approval by All Banks.

                                    Upon or promptly after delivery by the
Borrower of the annual financial statements to be provided under Section 8.3.2 [Annual Financial Statements] for the fiscal year ending September 30, 2003 or any subsequent fiscal year (but in any case, no earlier than sixty (60) days prior to the 364-Day Loan Expiration Date), the Borrower may request an extension of the 364-Day Loan Expiration Date by written notice to the 364-Day Banks, and the 364-Day Banks agree to respond to the Borrower's request for an extension by the later of thirty (30) days following receipt of the request or December 1st of such year; provided, however, that the failure of any 364-Day Bank to respond within such time period shall not in any manner constitute an agreement by such 364-Day Bank to extend the 364-Day Loan Expiration Date. If all 364-Day Banks elect to extend the 364-Day Loan Expiration Date shall be extended for an additional period of 364 days commencing on the 364-Day Loan Expiration Date with respect to which the extension was granted. If one or more 364-Day Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply.

                           2.10.2.  Approval by 364-Day Required Banks.

                                    In the event that one or more 364-Day Banks
do not agree to extend the 364-Day Loan Expiration Date or do not respond to Borrower's request for an extension within the time required under Section
2.10.1 (each, a "Bank to be Terminated" and collectively, the "Banks to be Terminated"), but the 364-Day Required Banks agree to such extension within such time then, on or before December 1st of such year, the 364-Day Required

Banks which have agreed to such extension within the time required under Section
2.10.1 may, with the prior written approval of the Borrower and the Agent arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding 364-Day Revolving Credit Loans, if any, of each Bank to be Terminated and succeed to and assume the 364-Day Revolving Credit Commitment and all other rights, interests and obligations with respect to the 364-Day Revolving Credit Loans and 364-Day Revolving Credit Commitment of each Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 11.11 [Successors and Assigns], and (3) if any 364-Day Revolving Credit Loans are outstanding under the Euro-Rate Option, then effective on the last day of the Interest Period with respect to such Loans. The Borrower shall pay all amounts due and payable to each Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Bank to be Terminated, the provisions of this Section 2.10 shall be subject to Section
10.14 [Successor Agent]. In the event that the 364-Day Revolving Credit Loans and 364-Day Revolving Credit Commitment of any Bank to be Terminated are not fully assigned and assumed pursuant to Section 2.10.2 on or before the then in effect 364-Day Loan Expiration Date of such year, then, so long as the 364-Day Required Banks agree to the extension of the 364-Day Loan Expiration Date, concurrent with the execution and delivery by all parties necessary thereto of documents evidencing such extension, the 364-Day Revolving Credit Commitment of each such Bank to be Terminated shall automatically be terminated (and upon such termination each such Bank to be Terminated shall cease to be a Bank hereunder), all outstanding 364-Day Revolving Credit Loans payable to each such Bank to be Terminated, together with interest and fees thereon and other amounts due and owing to such Bank under the Loan Documents shall be paid in full, and the aggregate 364-Day Revolving Credit Commitments shall be reduced by the aggregate amount of the 364-Day Revolving Credit Commitments of all such Banks to be Terminated that are not fully assigned and assumed pursuant to Section 2.10.2.

                  2.11     Borrowings to Repay Swing Loans.

                  PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this
Section 2.11 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 or Section 7.2 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Business Day next after the date the Banks receive such notice from PNC Bank.

                  2.12     Right to Increase Commitments.

                  Provided that there is no Event of Default or Potential Default, if the Borrower wishes to increase the Revolving Credit Commitments or the 364-Day Revolving Credit Commitments, the Borrower shall notify the Agent thereof, provided that any such increase shall be in a minimum of $10,000,000 and the aggregate of all such increases in the Commitments shall not exceed $20,000,000 from and after the Closing Date. Each Bank shall have the right at any time within thirty (30) days following such notice to increase its respective Commitment so as to provide such added commitment pro rata in accordance with such Bank's Revolving Credit Ratable Share in the case of increases in the Revolving Credit Commitments and in accordance with such Bank's 364-Day Revolving Credit Ratable Share in the case of increases in the 364-Day Revolving Credit Commitments, and any portion of such requested increase that is not provided by any Bank shall be available to the other Banks pro rata in accordance with their Revolving Credit Ratable Share in the case of increases in the Revolving Credit Commitments and in accordance with such Bank's 364-Day Revolving Credit Ratable Share in the case of increases in the 364-Day Revolving Credit Commitments, and thereafter, to the extent not provided by the Banks, to any additional bank proposed by the Borrower, which is approved by the Agent (which approval shall not be unreasonably withheld) and that becomes a party to this Agreement pursuant to Section 11.11 [Successors and Assigns]. In the event of any such increase in the aggregate Commitments effected pursuant to the terms of this subsection 2.12, new Notes shall, to the extent necessary, be executed and delivered by the Borrower in exchange for the surrender of the existing Notes.

                           3. [Intentionally Omitted]

                                4. INTEREST RATES

                  4.1      Interest Rate Options.

                  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eleven (11) Borrowing Tranches in the aggregate among all of the Loans, and provided further that only the Swing Loan Interest Rate shall apply to the Swing Loans. It is acknowledged and agreed that when outstanding Revolving Facility Usage exceeds thirty-three and one third percent (33 -1/3%) of the Revolving Credit Commitments, the then applicable Swing Loan Interest Rate shall be automatically increased by (0.125%). If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                           4.1.1.   Revolving Credit Interest Rate Options.

                                    The Borrower shall have the right to select
from the following Interest Rate Options applicable to the Revolving Credit
Loans:

                                             (i)   Revolving Credit Base Rate
Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                             (ii)  Revolving Credit Euro-Rate
Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                                    Notwithstanding the foregoing, if any Event
of Default has occurred and is continuing, no Loan may be made, converted to or renewed under any Euro-Rate Option.

                           4.1.2.   364-Day Revolving Credit Interest Rate
Options.

                                    The Borrower shall have the right to select
from the following Interest Rate Options applicable to the 364-Day Revolving Credit Loans:

                                             (i)    364-Day Revolving Credit
Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                             (ii)   364-Day Revolving Credit
Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                                    Notwithstanding the foregoing, if any Event
of Default has occurred and is continuing, no Loan may be made, converted to or renewed under any Euro-Rate Option.

                           4.1.3.   Rate Quotations.

                                    The Borrower may call the Agent on or before
the date on which a Loan Request is to be delivered to receive an indication of the interest rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                           4.1.4.   Change in Fees or Interest Rates.

                                    If the Applicable Margin, Applicable Letter
of Credit Fee Rate, Applicable Facility Fee Rate or Applicable 364-Day Facility Fee Rate is increased or reduced with respect to any period for which the Borrower has already paid interest, the Facility Fee, the 364-Day Facility Fee, or the Letter of Credit Fee, the Agent shall recalculate the additional interest, Facility Fee, 364-Day Facility Fee or Letter of Credit Fee due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Agent of such increase or decrease, give the Borrower and the Banks notice of such recalculation.

                                             4.1.4.1 Any additional interest,
Facility Fee, 364-Day Facility Fee or Letter of Credit Fee due from the Borrower shall be paid to the Agent for the account of the Banks on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest, Facility Fee, 364-Day Facility Fee or Letter of Credit Fee shall be paid promptly after receipt of written request for payment from the Agent.

                                             4.1.4.2 Any interest, Facility Fee,
364-Day Facility Fee or Letter of Credit Fee refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay the Agent for the account of the Borrower such interest, Facility Fee, 364-Day Facility Fee or Letter of Credit Fee refund not later than five Business Days after written notice from the Agent to the Banks.

                  4.2      Interest Periods.

                  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof by delivering a Loan Request at least three (3) Business Days prior to the effective date of such Interest Rate Option. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                           4.2.1.   Amount of Borrowing Tranche.

                                    the amount of each Borrowing Tranche of
Loans to which a Euro-Rate Option applies shall be in integral multiples of $1,000,000 and not less than $3,000,000;

                           4.2.2.   Renewals.

                                    in the case of the renewal of a Euro-Rate
Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                  4.3      Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                           4.3.1.   Letter of Credit Fees, Interest Rate.

                                    the Letter of Credit Fee and the rate of
interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                           4.3.2.   Other Obligations.

                                    each other Obligation hereunder if not paid
when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                           4.3.3.   Acknowledgment.

                                    The Borrower acknowledges that the increase
in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

                  4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                           4.4.1.   Unascertainable.

                                    If on any date on which a Euro-Rate would
otherwise be determined with respect to Loans, the Agent shall have determined that:

                                             (i)   adequate and reasonable means
do not exist for ascertaining such Euro-Rate, or

                                             (ii)  a contingency has occurred
which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                           4.4.2.   Illegality; Increased Costs; Deposits Not
Available.

                                    If at any time any Bank shall have
determined that:

                                             (i)    the making, maintenance or
funding of any Loan to which a Euro-Rate Option applies has been made unlawful or materially impracticable by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                             (ii)   such Euro-Rate Option will
not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan in a material respect, or

                                             (iii)  after making all reasonable
efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3.

                           4.4.3.   Agent's and Bank's Rights.

                                    In the case of any event specified in
Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the Euro-Rate Option. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or (ii) prepay such Loan in accordance with Section 5.4.1 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

                  4.5      Selection of Interest Rate Options.

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

                                   5. PAYMENTS

                  5.1      Payments.

                  All payments and prepayments to be made in respect of principal, interest, Facility Fees, 364-Day Facility Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Credit Loans or 364-Day Revolving Credit Loans, and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Open Rate, with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                  5.2      Pro Rata Treatment of Banks.

                  Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Revolving Credit Ratable Share, each borrowing of 364-Day Revolving Credit Loans shall be allocated to each Bank according to its 364-Day Revolving Credit Ratable Share and each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans or 364-Day Revolving Credit Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans or 364-Day Revolving Credit Loans or Facility Fees, 364-Day Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Revolving Credit Loans or 364-Day Revolving Credit Loans, shall (except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving

Credit Loans or 364-Day Revolving Credit Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Revolving Credit Ratable Share in the case of each Bank having a Revolving Credit Commitment and in proportion to the 364-Day Revolving Credit Ratable Share in the case of each Bank having a 364-Day Revolving Credit Commitment. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

                  5.3      Interest Payment Dates.

                  Interest on Swing Loans and on Loans to which the Base Rate Option applies shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date, in the case of Revolving Credit Loans and on the 364-Day Loan Expiration Date, in the case of 364-Day Revolving Credit Loans or upon acceleration of the Loans. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.

                  5.4      Prepayments.

                           5.4.1.   Voluntary Prepayments.

                                    The Borrower shall have the right at its
option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

                                             (i)     at any time with respect to
Swing Loans or with respect to any Loan to which the Base Rate Option applies,

                                             (ii)    on the last day of the
applicable Interest Period with respect to Loans to which a Euro-Rate Option applies, or

                                             (iii)   on the date specified in a
notice by any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                                    Whenever the Borrower desires to prepay any
part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or the 364-Day Revolving Credit Loans or no later than 2:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:

                           (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                           (x) a statement indicating the application of the prepayment among the Revolving Credit Loans, 364-Day Revolving Credit Loans and Swing Loans;

                           (y)      the total principal amount of such
                  prepayment, which, with respect to Loans to which the Base Rate Option applies, shall not be less than $500,000 for any Revolving Credit Loan and $500,000 for any 364-Day Revolving Credit Loan and which, with respect to Swing Loans shall not be less than $500,000, and

                           (z)      the total principal amount of such
                  prepayment, which, with respect to Loans to which the Euro-Rate Option applies, shall not be less than $1,000,000 for any Revolving Credit Loan, or $1,000,000 for any 364-Day Revolving Credit Loan.

                            All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Bank's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Swing Loans, second to Revolving Credit Loans and third to 364-Day Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Swing Loan Interest Rate applies, second to Loans to which the Base Rate Option applies, and then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

                           5.4.2.   Replacement of a Bank.

                                    In the event any Bank (i) gives notice under
Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans or 364-Day Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), or (iv) causes the Borrower to pay, withhold or indemnify any Taxes or Other Taxes pursuant to Section 5.8, then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section
4.4 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans or 364-Day Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date such Bank became subject to the control of an Official Body, as applicable, or (z) the date such payment of Taxes or Other Taxes pursuant to Section 5.8 is due; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 [Additional Compensation in Certain Circumstances] and Section 5.8 [Taxes] and any accrued interest due on such amount and any related fees; provided, however, that the

Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank reasonably acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agent] and provided that all Letters of Credit have expired or been terminated or replaced.

                           5.4.3.   Change of Lending Office.

                                    Each Bank agrees that prior to giving notice
to any claim for increased costs, indemnification or other special payments under Section 4.4.2 [Illegality, Etc.], 5.6.1 [Increased Costs, Etc.] or Section
5.8 [Taxes] with respect to such Bank, it will have initiated reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

                           5.4.4.   Mandatory Prepayment and Mandatory
Commitment Reduction Upon Issuance of Certain Debt.

                                    Within five (5) Business Days of the
issuance by the Borrower or any Subsidiary of the Borrower of any debt security or Hybrid Security for cash proceeds or of the incurrence of any Indebtedness by the Borrower or any Subsidiary of the Borrower, in the case of any of the foregoing as permitted by Section 8.2.1(v) [Indebtedness], the Borrower shall make a mandatory prepayment of principal on the Loans equal to 100% of the Net Cash Proceeds of any such debt security, Hybrid Security or Indebtedness, together with accrued interest on such principal amount; provided, however, that no mandatory prepayment shall be required with respect to: (i) the issuance or incurrence of up to $50,000,000 in the aggregate of such securities or Indebtedness (including in such $50,000,000 amount any Indebtedness incurred as a Loan made from the increase in the Commitments pursuant to Section 2.12 [Right to Increase Commitments]), and (ii) the issuance of any such securities or incurrence of any such Indebtedness permitted by Section 8.2.1(v) if the Net Cash Proceeds thereof are used to refinance Indebtedness of the Borrower or any Subsidiary of the Borrower otherwise permitted by clauses (ii), (iv), (vi)
(viii) or (ix) of Section 8.2.1 [Indebtedness].

                                    All prepayments pursuant to this Section
5.4.4 shall be applied to payment in full of the principal amount of the Loans and the Commitments shall be permanently and irrevocably reduced by an amount equal to the amount of such prepayment, as follows: (i) prepayments shall first be applied to prepay the Revolving Credit Loans and to permanently and irrevocably ratably reduce (and/or terminate) the Revolving Credit Commitments, with such prepayments applied first to Revolving Credit Loans subject to the Base Rate Option and second to Revolving Credit Loans subject to the Euro-Rate Option, and (ii) after payment in full of the

 Revolving Credit Loans and termination of all Revolving Credit Commitments, prepayments shall then be applied to the 364-Day Revolving Credit Loans and to permanently and irrevocably ratably reduce (and/or terminate) the 364-Day Revolving Credit Commitments with such prepayments applied first to 364-Day Revolving Credit Loans subject to the Base Rate Option and second to 364-Day Revolving Credit Loans subject to the Euro-Rate Option. After giving effect to each required prepayment of Revolving Credit Loans and related reduction of Revolving Credit Commitments, at no time shall Revolving Credit Facility Usage exceed Revolving Credit Commitments. On and after such time as the Revolving Credit Commitments equal or are less than $35,000,000: (i) simultaneous with each permanent and irrevocable reduction of the Revolving Credit Commitments, the Swing Loan Commitment shall be permanently and irrevocably reduced by an amount so that the Swing Loan Commitment equals the Revolving Credit Commitments as so reduced, and after giving effect to each such reduction of the Swing Loan Commitment, the Borrower shall immediately, without notice or demand, prepay the Swing Loans so that at no time shall outstanding Swing Loans exceed the Swing Loan Commitment after giving effect to each required reduction, and (ii) at no time shall the Swing Loan Commitment exceed the Revolving Credit Commitments, and the Borrower shall immediately, without notice or demand, prepay the Swing Loans so that at no time shall outstanding Swing Loans exceed the Swing Loan Commitment after giving effect to each required reduction. Upon termination of the Revolving Credit Commitments, the Swing Loan Commitment will terminate, and the Borrower shall immediately prepay, without notice or demand, all outstanding Swing Loans, together with accrued interest thereon. Each prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2.

                  5.5      Voluntary Commitment Reductions.

                  The Borrower shall have the right, upon not less than five (5) Business Days' written irrevocable notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of Exhibit 5.5 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $5,000,000 or an integral multiple thereof, provided, that the Revolving Credit Commitments may not be reduced below the aggregate principal amount of all Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Banks, and each reduction of 364-Day Revolving Credit Commitments shall ratably reduce the 364-Day Revolving Credit Commitments of the Banks.

                  5.6      Additional Compensation in Certain Circumstances.

                           5.6.1.   Increased Costs or Reduced Return Resulting
From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                                    If any Law, guideline or interpretation or
any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                             (i) subjects any Bank to any tax or
changes the basis of taxation with respect to this Agreement, the Loans or payments by the Borrower of principal, interest, Facility Fees, 364-Day Facility Fees, Letter of Credit Fees or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                                             (ii) imposes, modifies or deems
applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank or any lending office of any Bank, or

                                             (iii) imposes, modifies or deems
applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank or any lending office of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or its lending office with respect to this Agreement or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its reasonable discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank thirty (30) days after such notice is given.

                           5.6.2.   Indemnity.

                                    In addition to the compensation required by
Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                                             (i)  payment, prepayment,
conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                                             (ii) attempt by the Borrower to
revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Loan Requests] or Section 4.2 [Interest Periods] or notice relating to voluntary prepayments under

Section 5.4.1 [Voluntary Prepayments] or notice relating to voluntary Commitment reductions under Section 5.5 [Voluntary Commitment Reductions], or

                                             (iii) default by the Borrower in
the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Loans, Letter of Credit Fees, Facility Fees or 364-Day Facility Fees or any other amount due hereunder.

                                    If any Bank sustains or incurs any such loss
or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank thirty (30) days after such notice is given.

                  5.7      Interbank Market Presumption.

                  For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate or any Loan under the Euro-Rate Option, each Bank and Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Bank's and Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 and 5.6 shall be calculated, at each Bank's and Agent's option, as though each Bank and Agent funded its pro rata share of each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

                  5.8      Taxes.

                           5.8.1.   No Deductions.

                                    All payments made by Borrower hereunder and
under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.8.1) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

                           5.8.2.   Stamp Taxes.

                                    In addition, Borrower agrees to pay any
present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                           5.8.3.   Indemnification for Taxes Paid by a Bank.

                                    Borrower shall indemnify each Bank for the
full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.8.3) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

                           5.8.4.   Certificate.

                                    Within 30 days after the date of any payment
of any Taxes by Borrower, Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of Borrower to that effect.

                           5.8.5.   Survival.

                                    Without prejudice to the survival of any
other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Sections 5.8.1 through and including 5.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

                  5.9      Notes.

                  Upon the request of any Bank, the Revolving Credit Loans or 364-Day Revolving Credit Loans made by such Bank may be evidenced by a Revolving Credit Note in the form of Exhibit 1.1(R) or a 364-Day Revolving Credit Note in the form of Exhibit 1.1(T).

                  5.10     Settlement Date Procedures.

                  In order to minimize the transfer of funds between the Banks and the Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.3 hereof during the period between Settlement Dates. Not later than 11:00 a.m., Pittsburgh time, on each Settlement Date, the Agent shall notify each Bank of its

Revolving Credit Ratable Share of the total of the Revolving Credit Loans and the Swing Loans(each a "Required Share"). Prior to 2:00 p.m., Pittsburgh time, on such Settlement Date, each Bank shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Bank its Revolving Credit Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.10 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Sections 2.1.1 and 2.2. The Agent may at any time at its option for any reason whatsoever require each Bank to pay immediately to the Agent such Bank's Revolving Credit Ratable Share of the outstanding Revolving Credit Loans and each Bank may at any time require the Agent to pay immediately to such Bank its Revolving Credit Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.

                           6.       REPRESENTATIONS AND WARRANTIES

                  6.1      Representations and Warranties.

                  The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                           6.1.1.   Organization and Qualification.

                                    Each Loan Party and each Subsidiary that is
not an Inactive Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary that is not an Inactive Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary that is not an Inactive Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.

                           6.1.2.   Subsidiaries.

                                    Schedule 6.1.2 states the name of each of
the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company and also indicates if such Subsidiary is an Inactive Subsidiary. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

                           6.1.3.   Power and Authority.

                                    Each Loan Party has full power to enter
into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                           6.1.4.   Validity and Binding Effect.

                                    This Agreement has been duly and validly
executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                           6.1.5.   No Conflict.

                                    Neither the execution and delivery of this
Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                           6.1.6.   Litigation.

                                    Except as set forth in the SEC Filings,
there are no actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

                           6.1.7.   Title to Properties.

                                    Each Loan Party and each Subsidiary of each
Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                           6.1.8.   Financial Statements.

                                             (i)   Historical Statements. The
Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2002 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                                             (ii)  Accuracy of Financial
Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to cause a Material Adverse Change. Since September 30, 2002, no Material Adverse Change has occurred.

                           6.1.9.   Use of Proceeds; Margin Stock; Section 20
Subsidiaries.

                                             6.1.9.1  General.

                                    The Loan Parties intend to use the proceeds
of the Loans in accordance with Sections 2.8 and 8.1.10.

                                             6.1.9.2  Margin Stock.

                                    None of the Loan Parties or any Subsidiaries
of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party is or will be represented by margin stock.

                                             6.1.9.3  Section 20 Subsidiaries.

                                    The Loan Parties are unaware of any
circumstances where any portion of the proceeds of the Loans would be used to purchase any Ineligible Securities being underwritten by a Section 20 Subsidiary.

                           6.1.10.  Full Disclosure.

                                    Neither this Agreement nor any other Loan
Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party that could reasonably be expected to result in a Material Adverse Change which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby or otherwise disclosed in the SEC Filings.

                           6.1.11.  Taxes.

                                    All federal, state, local and other tax
returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (i) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP shall have been made or (ii) to the extent that with respect to taxes (other than any U.S. federal or state income taxes, state taxes on equity or capital or comparable state taxes on income, equity or capital and which are otherwise related to the conduct of business, or local real property taxes all of which taxes are subject to the requirements of the immediately preceding clause (i)), fees, assessments or other government charges, the failure to so pay or so contest could not reasonably be expected to result in a Material Adverse Change. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                           6.1.12.  Consents and Approvals.

                                    No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

                           6.1.13.  No Event of Default; Compliance With
Instruments.

                                    No event has occurred and is continuing and
no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.

                           6.1.14.  Patents, Trademarks, Copyrights, Licenses,
Etc.

                                    Each Loan Party and each Subsidiary of each
Loan Party owns or has the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.

                           6.1.15.  Insurance.

                                    No notice has been given or claim made and
no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                           6.1.16.  Compliance With Laws.

                                    The Loan Parties and their Subsidiaries are
in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                           6.1.17.  Material Contracts; Burdensome Restrictions.

                                    All material contracts relating to the
business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and, to the best of such Loan Parties' knowledge, each of the other parties thereto in accordance with their respective terms; and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                           6.1.18.  Investment Companies; Regulated Entities.

                                    None of the Loan Parties or any Subsidiaries
of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                           6.1.19.  Plans and Benefit Arrangements.

                                          (i) The Borrower and each other
member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA,

(ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law.

                                          (ii) No event requiring notice to the
PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                          (iii) Neither the Borrower nor any
other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                           6.1.20.  Employment Matters.

                                    Each of the Loan Parties and each of their
Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                           6.1.21.  Environmental Matters.

                                    None of the Loan Parties or any Subsidiaries
of any Loan Party has received any Environmental Complaint and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or any of the Properties or, to any Loan Party's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental Permits which could reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                           6.1.22.  Senior Debt Status.

                                    The Obligations of each Loan Party under
this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                           6.1.23.  Hedging Contract Policies.

                                    Schedule 6.1.23 is a true and correct copy
of the Hedging Contract Policies. Each Loan Party and each Subsidiary of any Loan Party is subject to and is in compliance with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) as if such policies were the stated policies of each Loan Party and each Subsidiary of each Loan Party, and the Borrower shall cause each Loan Party and each Subsidiary of any Loan Party which engages in any Hedging Transaction to continue to comply with the Hedging Contract Policies as if such policies were the stated policies of each Loan Party and each Subsidiary of each Loan Party.

                           6.1.24.  Permitted Business Opportunities.

                                    The information set forth on Schedule 6.1.24
is true, complete and correct in all material respects and sets forth a list of the Investments in Permitted Business Opportunities by the Loan Parties and their Subsidiaries as of the Closing Date and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Loan Parties and their Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

                  6.2      Continuation of Representations.

                  The Loan Parties make the representations and warranties in this Section 6 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 7.1 and 7.2.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

                  7.1      First Loans and Letters of Credit.

                  On the Closing Date:

                           7.1.1.   Officer's Certificate.

                                    The representations and warranties of each
of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of each of the Loan Parties, to each such effect.

                           7.1.2.   Secretary's Certificate.

                                    There shall be delivered to the Agent for
the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                                          (i)  all action taken by each Loan
Party in connection with this Agreement and the other Loan Documents;

                                          (ii) the names of the officer or
officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                                          (iii) copies of its organizational
documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

                           7.1.3.   Delivery of Guaranty Agreements.

                                    The Guaranty Agreement shall have been duly
executed and delivered to the Agent for the benefit of the Banks.

                           7.1.4.   Opinion of Counsel.

                                    There shall be delivered to the Agent for
the benefit of each Bank a written opinion of (a) Windels Marx Lane & Mittendorf, LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel and Certificates of the Borrower's in-house counsel as may be reasonably acceptable to the Agent), dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.4(A), and (b) Oleta J. Harden, in-house counsel for the Loan Parties, dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.4(B).

                           7.1.5.   Legal Details.

                                    All legal details and proceedings in
connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                           7.1.6.   Payment of Fees.

                                    The Borrower shall have paid or caused to be
paid to the Agent for itself and for the account of the Banks to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                           7.1.7.   Consents.

                                    The material consents, if any, required to
effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained.

                           7.1.8.   Officer's Certificate Regarding MACs.

                                    Since September 30, 2002, no Material
Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of each Loan Party to each such effect.

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
                           7.1.9.   No Violation of Laws.

                                    The making of the Loans and the issuance of
the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                           7.1.10.  No Actions or Proceedings.

                                    No action, proceeding, investigation,
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                           7.1.11.  Hedging Contract Policies.

                                    The Loan Parties shall have delivered to the
Agent and each Bank a true and complete copy of the Hedging Contract Policies, and the Hedging Contract Policies shall be satisfactory in form and substance to each Bank.

                           7.1.12.  Termination of Commitments and Repayment of
Outstanding Indebtedness.

                                    The Loan Parties shall have repaid all
obligations, indebtedness, interest fees, expenses and other amounts due and owing under that certain Credit Agreement, dated as of January 5, 2001, by and among PNC Bank, as administrative agent, Fleet National Bank as syndication agent, Bank One, NA, as documentation agent, and the other financial institutions party thereto, as amended (the "Existing Credit Facility"), all commitments to lend thereunder shall have been irrevocably terminated and all letters of credit issued thereunder shall have been terminated, all to the satisfaction of the Agent.

                           7.1.13.  Permitted Business Opportunities.

                                    The Loan Parties shall have delivered to the
Agent and the Banks, as Schedule 6.1.24, a list describing, in detail reasonably satisfactory to the Agent and the Banks, the Investments in Permitted Business Opportunities by the Loan Parties and their Subsidiaries as of the Closing Date, including without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Loan Parties and their Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

                  7.2      Each Additional Loan or Letter of Credit.

                  At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in

 Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS

                  8.1      Affirmative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                           8.1.1.   Preservation of Existence, Etc.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (ii) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.].

                           8.1.2.   Payment of Liabilities, Including Taxes,
Etc.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.

                           8.1.3.   Maintenance of Insurance.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                           8.1.4.   Maintenance of Properties and Leases.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                           8.1.5.   Maintenance of Patents, Trademarks, Etc.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.

                           8.1.6.   Visitation Rights.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection, and, prior to an Event of Default, any such visit or inspection shall occur during regular business hours. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent, and prior to an Event of Default, any such audit (whether by the Agent or any Bank) shall be at the sole cost and expense of the Agent or such Bank, as the case may be.

                           8.1.7.   Keeping of Records and Books of Account.

                                    The Borrower shall, and shall cause each
Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                           8.1.8.   Plans and Benefit Arrangements.

                                    The Borrower shall, and shall cause each
other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                           8.1.9.   Compliance With Laws.

                                    Each Loan Party shall, and shall cause each
of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this
Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

                           8.1.10.  Use of Proceeds.

                                    The Loan Parties will use the Letters of
Credit and the proceeds of the Loans only for (i) general corporate purposes of the Borrower and for working capital of the Borrower (including, without limitation, the use of Letters of Credit to support obligations arising in the ordinary course of the business of the Loan Parties, as such business is permitted to be conducted pursuant to Section 8.2.9), or (ii) to repay and terminate Indebtedness outstanding under the Credit Agreement among the Borrower, the lenders party thereto, Summit Bank, as the syndication agent, Bank One, NA, as the documentation agent, PNC Bank, as the administrative agent and PNC Capital Markets, Inc. and Summit Bank as co-lead arrangers, dated as of January 5, 2001, providing for a $135,000,000 credit facility. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                           8.1.11.  Hedging Contract Policies.

                                    Each Loan Party and each Subsidiary of each
Loan Party shall comply with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) as if such policies were the stated policies of each Loan Party and each Subsidiary of each Loan Party.

                  8.2      Negative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                           8.2.1.   Indebtedness.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                                          (i) Indebtedness under the Loan
Documents;

                                          (ii) Existing Indebtedness as set
forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

                                          (iii) Indebtedness of a Loan Party to
another Loan Party;

                                          (iv) Additional Indebtedness issued
by New Jersey Natural Gas in accordance with Article Two of the Mortgage Indenture (as the Mortgage Indenture is in effect on the Closing Date), provided that such additional Indebtedness shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement, and, shall specifically and expressly not contain any covenant or agreement with respect to the issuance or payment of dividends more restrictive than the restrictions contained in Section 4.1 of the Twenty-Sixth Supplemental Indenture dated as of October 1, 1995, supplemental to the Mortgage Indenture;

                                          (v) Additional, unsecured
Indebtedness of the Borrower incurred after the Closing Date, not to exceed at any time outstanding, after giving effect thereto, 65% of Consolidated Total Capitalization, so long as, both before and after giving effect to any proposed additional Indebtedness: (a) no Default or Event of Default shall have occurred and be continuing, (b) provided that such additional Indebtedness shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement; and (c) the Net Cash Proceeds thereof are applied as a mandatory prepayment of the Loans and a mandatory reduction of the Commitments as required by and in accordance with
Section 5.4.4;

                                          (vi) Additional Indebtedness, in
respect of capitalized leases (including, without limitation, capitalized leases for metered assets) not to exceed at any time outstanding in the aggregate for the Loan Parties and their Subsidiaries $17,500,000 during the fiscal year of the Loan Parties ended September 30, 2003, $35,000,000 during the fiscal year of the Loan Parties ended September 30, 2004, $52,500,000 during the fiscal year of the Loan Parties ended September 30, 2005, and $70,000,000 during the fiscal year of the Loan Parties ended September 30, 2006, provided, however, that notwithstanding the foregoing limitations and expressly in limitation thereof, such additional Indebtedness in respect of capitalized leases, shall not exceed at any time outstanding in the case of NJR Energy Services Company, a New Jersey corporation, $10,000,000 during the fiscal year of the Loan Parties ended September 30, 2003, $20,000,000 during the fiscal year of the Loan Parties ended September 30, 2004, $30,000,000 during the fiscal year of the Loan Parties ended September 30, 2005, and $40,000,000 during the fiscal year of the Loan Parties ended September 30, 2006;

                                          (vii) Additional Indebtedness of NJR
Energy Services Company or New Jersey Natural Gas Company (each being a New Jersey corporation) arising under any Hedging Transaction;

                                          (viii) Additional Indebtedness, at any
time outstanding not to exceed $5,000,000, secured by Liens permitted by Section 8.2.2(i);

                                          (ix) Additional Indebtedness incurred
to finance the Permitted Construction Project, at any time outstanding not to exceed $20,000,000, which Indebtedness, if secured is secured by Liens permitted by Section 8.2.2 (v), so long as, both before and after giving effect to any proposed additional Indebtedness: (a) no Default or Event of Default shall have occurred and be continuing, and (b) provided that such additional Indebtedness shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement, and

                                          (x) Indebtedness of New Jersey
Natural Gas under that certain Credit Agreement dated as of December 23, 2002, among New Jersey Natural Gas, as the borrower, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each as syndication agent, Fleet National Bank and SunTrust Bank, each as documentation agent, Bank One NA, Citizens Bank of Massachusetts and The Bank of New York, each as co-agent, and PNC Bank, National Association, as the administrative agent.

                           8.2.2.   Liens.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                                          (i) Liens existing on such property at
the time of the acquisition of such property or the acquisition of such Subsidiary (other than any such Liens created as a result of such acquisition, which Liens are expressly prohibited); provided that the fair market value of all assets secured as permitted by this
Section 8.2.2 clause (i) shall not exceed, at any time, $5,000,000 and provided further that the Indebtedness secured by Liens permitted by this Section 8.2.2 clause (i) shall not at any time outstanding exceed $5,000,000;

                                          (ii) Permitted Liens,

                                          (iii) Extensions or renewals of any
Lien described in clause (i) or (ii) of this Section 8.2.2, provided that: (a) any such extension or renewal shall be limited to the property theretofore subject to such Lien, and (b) the principal amount of the Indebtedness secured by such Lien shall not be increased and shall otherwise be permitted by Section 8.2.1,

                                          (iv) in the case of New Jersey Gas
Company (being a New Jersey corporation) and its Subsidiaries, Liens permitted pursuant to Section 8.2.2 of that certain Credit Agreement by and among New Jersey Gas Company, as borrower, the financial institutions part thereto, as lenders, and PNC Bank, as agent, dated as of the date hereof, as hereafter amended, supplemented, restated or modified from time to time, and

                                          (v) Liens in favor of the lenders
providing financing permitted by Section 8.2.1(ix) to secure such Indebtedness, so long as (a) such Liens are solely on the assets acquired or constructed by the Borrower as part of the Permitted Construction Project, and (b) the principal amount of the Indebtedness secured by such Liens shall not exceed $20,000,000.

                           Notwithstanding the foregoing or any other provision
of the Loan Documents to the contrary, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on, or agree or become liable to do so, any of the capital stock of New Jersey Natural Gas.

                           8.2.3.   Guaranties.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for

                                          (i) Guaranties of Indebtedness of the
Loan Parties permitted hereunder,

                                          (ii) Guaranties of any Loan Party or
any of its Subsidiaries of obligations of NJR Energy Services Company or New Jersey Natural Gas Company (each being a New Jersey corporation) arising under any Hedging Transaction, and

                                          (iii) Guaranties by the Borrower of
various obligations of any of its Subsidiaries in connection with any transaction arising in connection with its ordinary course of business as conducted on the Closing Date or as otherwise permitted to be conducted pursuant to Section 8.2.9.

                           8.2.4.   Loans and Investments.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (any of the foregoing being an "Investment"), except:

                                          (i) trade credit extended on usual
and customary terms in the ordinary course of business;

                                          (ii) advances to employees to meet
expenses incurred by such employees in the ordinary course of business;

                                          (iii) Permitted Investments; and

                                          (iv) loans, advances and investments
in other Loan Parties.

                           8.2.5.   Liquidations, Mergers, Consolidations,
Acquisitions.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

                                    (1)      any Loan Party other than the
Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties,

                                    (2)      any Inactive Subsidiary of the
Borrower may dissolve, liquidate or wind-up its affairs or any Inactive Subsidiary of the Borrower may consolidate or merge into: (a) any other Inactive Subsidiary of the Borrower, or (b) any Loan Party, other than the Borrower, so long as such Inactive Subsidiary has no liabilities, contingent or otherwise, other than Indebtedness permitted by Section 8.2.1, and

                                    (3)      any Loan Party may acquire, whether
by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

                                             a.       if the Loan Parties are
acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement

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as a Guarantor pursuant to Section 11.19 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                                             b.       the Loan Parties, such
Person and its owners, as applicable, shall comply with Section 11.19 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                                             c.       the board of directors or
other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                                             d.       the business acquired, or
the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties or otherwise be compliant with
Section 8.2.9 [Continuation of or Change in Business];

                                             e.       no Potential Default or
Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                                             f.       the Borrower shall
demonstrate that it shall be in compliance with the covenants contained in Sections 8.2.12 and 8.2.13 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of
Exhibit 8.2.5. evidencing such compliance; and the Loan Parties shall deliver to the Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as the Agent or any Bank may reasonably require.

                           8.2.6.   Dispositions of Assets or Subsidiaries.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                                          (i) transactions involving the sale
of inventory in the ordinary course of business;

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
                                          (ii) any sale, transfer or lease of
assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                                          (iii) any sale, transfer or lease of
assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                                          (iv) any sale, transfer or lease of
assets in the ordinary course of business which are replaced by substitute assets acquired or leased,

                                          (v) any sale, transfer or lease of
assets, other than those specifically excepted pursuant to clauses (i) through
(iv) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Loan Parties and their Subsidiaries shall not exceed in any fiscal year five (5%) of the consolidated total assets of the Loan Parties and their Subsidiaries as determined on a consolidated basis in accordance with GAAP, and

                                          (vi) any sale, transfer or lease of
assets of any Inactive Subsidiary of the Borrower.

                           8.2.7.   Affiliate Transactions.

                                    Except solely with respect to any Permitted
Related Business Opportunities as previously disclosed to the Agent and each of the Banks, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

                           8.2.8.   Subsidiaries, Partnerships and Joint
Ventures.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which is a Regulated Entity, (ii) any Subsidiary which is an Inactive Subsidiary of the Borrower,
(iii) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date, and (iv) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.19 [Joinder of Guarantors]. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties and except that the Loan Parties or their Subsidiaries may be a limited partner in a Permitted Related Business Opportunity, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties and except that the Loan Parties or their Subsidiaries may be members or managers of, or hold limited liability company interests in a Permitted Related Business Opportunity, or (3) become a joint venturer or hold a joint venture

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
interest in any joint venture, except that the Loan Parties or their Subsidiaries may become a joint venturer in or hold a joint venture interest in any joint venture that is a Permitted Related Business Opportunity.

                           8.2.9.   Continuation of or Change in Business.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, engage in any business other than the business of each Loan Party or Subsidiary substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and any line of business or business activity related or complementary to the business of the Loan Parties conducted as of the Closing Date.

                           8.2.10.  Plans and Benefit Arrangements.

                                    Each of the Loan Parties shall not, and
shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA:

                           8.2.11.  Fiscal Year.

                                    The Borrower shall not, and shall not permit
any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30.

                           8.2.12.  Maximum Leverage Ratio.

                                    The Loan Parties shall not at any time
permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.65 to 1.00.

                           8.2.13.  Minimum Interest Coverage Ratio.

                                    The Loan Parties shall not permit the ratio
of Consolidated Income from Operations to Consolidated Interest Expense of the Borrower and its Subsidiaries, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 2.50 to 1.00.

                           8.2.14.  No Limitation on Dividends and Distributions
by Subsidiaries.

                                    The Loan Parties shall not, and shall not
permit any Subsidiary (including, without limitation, New Jersey Natural Gas) to, enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower, except for the restrictions set forth in this Agreement and existing on the Closing Date pursuant to the Mortgage Indenture.

                  8.2.15.  Payment of Dividends; Redemptions.

                           The Loan Parties shall not, and shall not permit any
Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of any Loan Party, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock or other securities of any Loan Party or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding, except that the Borrower may (a) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (b) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom, and (c) declare and make its quarterly dividend, so long as, after giving effect thereto, no Event of Default shall have occurred and is continuing.

                  8.2.16.  No Modification of Hedging Contract Policies.

                           Each Loan Party and each Subsidiary of each Loan
Party shall not amend, modify, supplement, restate or rescind the Hedging Contract Policies in a manner which, compared with past practice of the Loan Parties and their Subsidiaries, would render Hedging Transactions entered into pursuant to the Hedging Contract Policies (as so modified) materially more speculative (it being understood that without limiting the generality of the foregoing, any Hedging Transaction which requires notice to or approval of the Borrower's Risk Management Committee in accordance with the Hedging Contract Policies (it being also understood that such policies are applicable to each Loan Party and each Subsidiary of each Loan Party as if such policies were the stated policies of each Loan Party and each Subsidiary of each Loan Party) shall be deemed to require the consent of the Required Banks in accordance with this
Section 8.2.16), without the prior written consent of the Required Banks.

                  8.2.17.  Off-Balance Sheet Financing.

                           Each Loan Party and each Subsidiary of each Loan
Party shall not engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement),) with liabilities in excess, in the aggregate for the Borrower and its Subsidiaries as of any date of determination, of five (5%) of the total assets of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP as of the date of determination. For purposes of this
Section 8.2.17 (a) "Synthetic Lease" shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

         8.3      Reporting Requirements.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

                  8.3.1.   Quarterly Financial Statements.

                           As soon as available and in any event within
fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within fifty-five (55) days after the end of their fiscal quarter, the Borrower delivers to the Agent and each of the Banks a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

                  8.3.2.   Annual Financial Statements.

                           As soon as available and in any event within one
hundred (100) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within one hundred (100) days after the end of their fiscal year, the Borrower delivers to the Agent and each of the Banks a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

                           It is expressly agreed that any financial information
or financial statements (including, without limitation the annual financial statements required pursuant to this Section 8.3.2) submitted to the Agent or the Banks which has been prepared by an independent public accountant or other outside accountant shall be accompanied by a statement in writing signed by such accountant disclosing that the accountant is aware that the financial information or financial statements prepared by the accountant would be submitted to and relied upon by the Agent and/or the Banks in connection with the Agent's or the Banks' determination to grant or continue credit.

                  8.3.3.   Certificate of the Borrower.

                           Concurrently with the financial statements of the
Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.3.

                  8.3.4.   Notice of Default.

                           Promptly after any Authorized Officer (or other
executive officer) of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                  8.3.5.   Notice of Litigation.

                           Promptly after the commencement thereof, notice of
(i) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party, involve a claim or series of claims in excess of $5,000,000 or, (ii) any Environmental Claims, individually or in the aggregate exceed $5,000,000, and in either case which if adversely determined could reasonably be expected to result in a Material Adverse Change.

                  8.3.6.   Notice of Change in Debt Rating.

                           Within five (5) Business Days after Standard & Poor's
or Moody's announces a change in the Debt Rating of New Jersey Natural Gas, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower or New Jersey Natural Gas received from the applicable rating agency regarding such change of Debt Rating.

                  8.3.7.   Sale of Assets.

                           At least thirty (30) calendar days prior thereto,
notice with respect to any proposed sale or transfer of assets pursuant to
Section 8.2.6(iv).

                  8.3.8.   Budgets, Forecasts, Other Reports and Information.

                           Promptly upon their becoming available to the
Borrower:

                                    (i) any reports, notices or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                                    (ii) regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC,

                                    (iii) to the extent not previously reported
in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, the Borrower shall notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change,

                                    (iv) to the extent requested by the Agent or
any Bank, the annual budget and any forecasts or projections of the Loan Parties, and

                                    (v) with respect to the Hedging Transaction
activities of the Loan Parties and their Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, such other reports and information as any of the Banks may from time to time reasonably request.

                  8.3.9.   Notices Regarding Plans and Benefit Arrangements.

                                    8.3.9.1 Certain Events.

                           Promptly upon becoming aware of the occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                    (i) any Reportable Event with respect to the
Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                    (ii) any Prohibited Transaction which could
subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                                    (iii) any assertion of material withdrawal
liability with respect to any Multiemployer Plan,

                                    (iv) any partial or complete withdrawal from
a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                    (v) any cessation of operations (by the
Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                    (vi) withdrawal by the Borrower or any other
member of the ERISA Group from a Multiple Employer Plan,

                                    (vii) a failure by the Borrower or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                                    (viii) the adoption of an amendment to a
Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (ix) any change in the actuarial assumptions
or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                                    8.3.9.2 Notices of Involuntary Termination
and Annual Reports.

                           Promptly after receipt thereof, copies of (a) all
notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                                    8.3.9.3 Notice of Voluntary Termination.

                           Promptly upon the filing thereof, copies of any Form
5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                    9. DEFAULT

         9.1      Events of Default.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  9.1.1.   Payments Under Loan Documents.

                           The Borrower shall fail to pay (i) any principal of
any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (ii) any interest on any Loan, Facility Fee, 364-Day Facility Fee, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three
(3) Business Days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof;

                  9.1.2.   Breach of Warranty.

                           Any representation or warranty made at any time by
any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  9.1.3.   Breach of Negative Covenants or Visitation Rights.

                           Any of the Loan Parties shall default in the
observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or Section 8.2 [Negative Covenants];

                  9.1.4.   Breach of Other Covenants.

                           Any of the Loan Parties shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Days after any Authorized Officer (or other executive officer) of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its reasonable discretion);

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
                  9.1.5.   Defaults in Other Agreements or Indebtedness.

                                    (i) A default or event of default shall
occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                                    (ii) There shall occur under that certain
Credit Agreement dated as of December 23, 2002, among New Jersey Natural Gas, as the borrower, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each as syndication agent, Fleet National Bank and SunTrust Bank, each as documentation agent, Bank One NA, Citizens Bank of Massachusetts and The Bank of New York, each as co-agent, and PNC Bank, National Association, as the administrative agent, and the lenders party thereto an "Event of Default" (as such term is defined in such Credit Agreement);

                                    (iii) A default or event of default shall
occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease) with obligations in the aggregate thereunder for which any Loan Party or Subsidiary of any Loan Party may be obligated in excess of $5,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation (whether or not such right shall have been waived) or the termination of any such agreement;

                  9.1.6.   Final Judgments or Orders.

                           Any final judgments or orders for the payment of
money in excess of $5,000,000 in the aggregate, to the extent not covered by insurance, shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  9.1.7.   Loan Document Unenforceable.

                           Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  9.1.8.   Uninsured Losses; Proceedings Against Assets.

                           The assets of any Loan Party or the assets of any
Subsidiary of any Loan Party are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter or otherwise fully bonded or covered by insurance (subject to reasonable and customary deductible amounts);

                  9.1.9.   Notice of Lien or Assessment.

                           A notice of Lien or assessment in excess of
$5,000,000 which is not a Permitted Lien or Environmental Complaint in excess of $5,000,000 is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  9.1.10.  Insolvency.

                           Any Loan Party or any Significant Subsidiary of a
Loan Party ceases to be Solvent or admits in writing to a creditor or Official Body its inability to pay its debts as they mature;

                  9.1.11.  Events Relating to Plans and Benefit Arrangements.

                           Any of the following occurs: (i) any Reportable
Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise

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affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  9.1.12.  Cessation of Business.

                           Any Loan Party or Subsidiary of a Loan Party ceases
to conduct its business as contemplated, except as expressly permitted under
Section 8.2.5 [Liquidations, Mergers, Etc.], Section 8.2.6 [Disposition of Assets or Subsidiaries] or Section 8.2.8 [Continuation of or Change of Business] or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  9.1.13.  Change of Control.

                                    (i) Any person or group of persons (within
the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 25% or more of the voting capital stock of the Borrower (provided that, for purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Borrower by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock), or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower unless the individuals who were elected or appointed directors during such twelve (12) month period were elected or appointed by a majority of the individuals who were directors of the Borrower on the first day of such period or by their duly appointed or elected successors; or (iii) Borrower shall cease to own 100% of the issued and outstanding equity interests of New Jersey Natural Gas; or (iv) Borrower shall cease to own 51% of the issued and outstanding interest in any other Loan Party;

                  9.1.14.  Involuntary Proceedings.

                           A proceeding shall have been instituted in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

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                  9.1.15.  Voluntary Proceedings.

                           Any Loan Party or Subsidiary of a Loan Party shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         9.2      Consequences of Event of Default.

                  9.2.1. Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                           If an Event of Default specified under Sections 9.1.1
through 9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks shall, by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the Notes and Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                  9.2.2.   Bankruptcy, Insolvency or Reorganization Proceedings.

                           If an Event of Default specified under Section 9.1.14
[Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Agent and the Banks shall be under no further obligations to make Loans or issue Letters of Credit, as the case may be, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

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                  9.2.3.   Set-off.

                           If an Event of Default shall occur and be continuing,
any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                  9.2.4.   Suits, Actions, Proceedings.

                           If an Event of Default shall occur and be continuing,
and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents; and

                  9.2.5.   Application of Proceeds; Collateral Sharing.

                                    9.2.5.1 Application of Proceeds.

                           From and after the date on which the Agent has taken
any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

                                    (i) first, to reimburse the Agent and the
Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                                    (ii) second, to the repayment of all
Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other

                                      - 82 -
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Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                                    (iii) the balance, if any, as required by
Law.

                                    9.2.5.2 Collateral Sharing.

                           All Liens granted under each Loan Document (the
"Collateral Documents") shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Agent and the Banks hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Bank which provides a Bank-Provided Interest Rate Hedge (the "IRH Provider"). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "Collateral Agent") for the IRH Provider and the Banks hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Banks to direct the Agent), as to all matters relating to the collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the collateral.

                  9.2.6.   Other Rights and Remedies.

                           In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                               10. THE CO-AGENTS

         10.1     Appointment.

         Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

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         10.2     Delegation of Duties.

         The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 [Reimbursement and Indemnification of Agent by the Borrower] and Section 10.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained. It is acknowledged and agreed that each of Fleet National Bank and SunTrust Bank has received the title of syndication agent under this Agreement, that each of Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank has received the title of documentation agent under this Agreement and that each of Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York has received the title of co-agent under this Agreement, however such designations are solely to give each of Fleet National Bank, SunTrust Bank, Bank of Tokyo-Mitsubishi Trust Company, JPMorgan Chase Bank, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York its respective title and each of Fleet National Bank, SunTrust Bank, Bank of Tokyo-Mitsubishi Trust Company, JPMorgan Chase Bank, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New
York: (i) has no duties, responsibilities, functions obligations or liabilities implied or otherwise under the Loan Documents solely as a result of being so designated as a syndication agent, documentation agent or co-agent, respectively, and (ii) is not entitled to any fee solely as a result of being so designated as a syndication agent, documentation agent or co-agent, respectively, other than the fees payable on the Closing Date in accordance with that certain agreement between the Borrower and the Agent dated as of October 14, 2002.

         10.3     Nature of Duties; Independent Credit Investigation.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly

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provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         10.4     Actions in Discretion of Agent; Instructions From the Banks.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

         10.5     Reimbursement and Indemnification of Agent by the Borrower.

         The Borrower agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof, requested by the Borrower or required by applicable law, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (v) in connection with any Environmental Complaint threatened or asserted against the Agent or the Banks in any way relating to or arising out of this Agreement or any other Loan Documents (including, without limitation, the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring) and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of (i) this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, and (ii) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, subject in all cases to the limitation set forth in Section 8.1.6 [Visitation Rights].

         10.6     Exculpatory Provisions; Limitation of Liability.

         Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         10.7     Reimbursement and Indemnification of Agent by Banks.

         Each Bank agrees to reimburse and indemnify, defend and save the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

         10.8     Reliance by Agent.

         The Agent shall be entitled to rely upon any writing, telex or teletype message, resolution, notice, consent, certificate, letter, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.9     Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         10.10    Notices.

         The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents

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promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

         10.11 Banks in Their Individual Capacities; Agents in Its Individual Capacity.

         With respect to its Commitment and the Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         10.12    Holders of Notes.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.13    Equalization of Banks.

         The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 4.4.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         10.14    Successor Agent.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default exists and is continuing, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

         10.15    Agent's Fee.

         The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") for Agent's services hereunder under the terms of a letter (the "Agent's Letter") between the Borrower and Agent dated October 14, 2002.

         10.16    Availability of Funds.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this

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Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Open Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

         10.17    Calculations.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Open Rate.

         10.18    Beneficiaries.

         Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

         11.1     Modifications, Amendments or Waivers.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

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                  11.1.1.  Increase of Revolving Credit Commitments; Extension
of Expiration Date.

                           Without the written consent of the Required Banks and
all Banks which have a Revolving Credit Commitment:

                           (i) increase the amount of the Revolving Credit
Commitment of any Bank hereunder (other than any increase in the amount of the Revolving Credit Commitments in accordance with Section 2.12, which increase shall not require the consent of any Bank, other than each Bank increasing its Revolving Credit Commitment and then solely as to the increase in such Bank's individual 364-Day Revolving Credit Commitment),

                           (ii) extend the Expiration Date,

                           (iii) whether or not any Revolving Credit Loans are
outstanding extend the time for payment of principal or interest of any Revolving Credit Loan (excluding the due date of any mandatory prepayment of a Revolving Credit Loan or any mandatory Revolving Credit Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Revolving Credit Commitments on the Expiration Date), the Facility Fee, or any other fee payable to any Bank which has a Revolving Credit Commitment, or

                           (iv) reduce the principal amount of or the rate of
interest borne by any Revolving Credit Loan or reduce the Facility Fee or any other fee payable to any Bank which has a Revolving Credit Commitment, or otherwise affect the terms of payment of the principal of or interest of any Revolving Credit Loan, the Facility Fee, or any other fee payable to any Bank which has a Revolving Credit Commitment;

                  11.1.2. Increase of 364-Day Revolving Credit Commitments; Extension of 364-Day Loan Expiration Date.

                           Without the written consent of the Required Banks and
all Banks which have a 364-Day Revolving Credit Commitment:

                           (i) increase the amount of the 364-Day Revolving
Credit Commitment of any Bank hereunder (other than any increase in the amount of the 364-Day Revolving Credit Commitments in accordance with Section 2.12, which increase shall not require the consent of any Bank, other than each Bank increasing its 364-Day Revolving Credit Commitment and then solely as to the increase in such Bank's individual 364-Day Revolving Credit Commitment),

                           (ii) extend the 364-Day Loan Expiration Date (other
than an extension of the 364-Day Loan Expiration Date in accordance with Section 2.10, which extension, if in accordance with Section 2.10.1 shall require the written consent of all Banks which have a 364-Day Revolving Credit Commitment and which extension, if in accordance with Section 2.10.2 shall require the written consent of the 364-Day Required Banks);

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                           (iii) whether or not any 364-Day Revolving Credit
Loans are outstanding extend the time for payment of principal or interest of any 364-Day Revolving Credit Loan (excluding the due date of any mandatory prepayment of a 364-Day Revolving Credit Loan or any mandatory 364-Day Revolving Credit Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the 364-Day Revolving Credit Commitments on the 364-Day Loan Expiration Date), the 364-Day Facility Fee, or any other fee payable to any Bank which has a 364-Day Revolving Credit Commitment,

                           (iv) reduce the principal amount of or the rate of
interest borne by any 364-Day Revolving Credit Loan or reduce the 364-Day Facility Fee or any other fee payable to any Bank which has a 364-Day Revolving Credit Commitment, or otherwise affect the terms of payment of the principal of or interest of any 364-Day Revolving Credit Loan, the 364-Day Facility Fee, or any other fee payable to any Bank which has a 364-Day Revolving Credit Commitment, or

                           (v) change the definition of 364-Day Required Banks;

                  11.1.3.  Release of Collateral or Guarantor.

                           Without the written consent of all Banks, release any
Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  11.1.4.  Miscellaneous.

                           Without the written consent of all Banks, amend
Section 5.2 [Pro Rata Treatment of Banks], 9.2.5[Application of Proceeds; Collateral Sharing], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent, and no agreement, waiver or consent which would modify the interests, rights or obligations of PNC Bank with respect to its Swing Loan Commitment shall be effective without the written consent of PNC Bank.

         11.2     No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks

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
under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3     Reimbursement and Indemnification of Banks by the Borrower;
Taxes.

         The Borrower agrees upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section
10.5 [Reimbursement and Indemnification of Agent by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (A) and (B) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof requested by the Borrower or required by applicable law, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (e) in connection with any Environmental Complaint threatened or asserted against such Bank in any way relating to or arising out of this Agreement or any other Loan Documents (including, without limitation, the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring), or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of (y) this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, and (z) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp,

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
document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         11.4     Holidays.

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Revolving Credit Loans and Swing Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day and except that 364-Day Revolving Credit Loans shall be due on the Business Day preceding the 364-Day Loan Expiration Date if the 364-Day Loan Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         11.5     Funding by Branch, Subsidiary or Affiliate.

                  11.5.1.  Notional Funding.

                           Each Bank shall have the right from time to time,
without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] or Section 5.8 [Taxes] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  11.5.2.  Actual Funding.

                           Each Bank shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be

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
applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) or Section 5.8 [Taxes] which would otherwise not be incurred.

         11.6     Notices; Lending Offices.

         Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a restricted access site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

                           (i) In the case of hand-delivery, when delivered;

                           (ii) If given by mail, four days after such Notice is
deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                           (iii) In the case of a telephonic Notice, when a
party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                           (iv) In the case of a facsimile transmission, when
sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                           (v) In the case of electronic transmission, when
actually received;

                           (vi) In the case of a Website Posting, upon delivery
of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and

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                           (vii) If given by any other means (including by
overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

         11.7     Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8     Governing Law.

         Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the International Standby Practices 1998 ("ISP98") and any subsequent official revision thereof, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

         11.9     Prior Understanding.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10    Duration; Survival.

         All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 5 [Payments] and Sections 10.5 [Reimbursement and Indemnification of Agent by the Borrower], 10.7 [Reimbursement and Indemnification of Agent by the Borrower] and 11.3

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[Reimbursement and Indemnification of Banks by the Borrower], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         11.11    Successors and Assigns; Joinder of a Bank.

                           (i) This Agreement shall be binding upon and shall
inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank or an Approved Fund of such Bank, (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment, and (3) a Bank may assign an interest or sell a participation in less than 100% of its Commitments or Loans provided that such Bank sells an equal percentage interest or participation in each of its Revolving Credit Commitment, 364-Day Revolving Credit Commitment, Revolving Credit Loans and 364-Day Revolving Credit Loans. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or 364-Day Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note or a new 364-Day Revolving Credit Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment or 364-Day Revolving Credit Commitment assumed by it and a new Revolving Credit Note or 364-Day Revolving Credit Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment or 364-Day Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section
9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Revolving Credit Commitments; Extension of Expiration Date], 11.1.2 [Increase of 364-Day Revolving Credit Commitments; Extension of 364-Day Loan Expiration Date], or 11.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

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                           (ii) Any assignee or participant which is not
incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 11.18 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].

                           (iii) Notwithstanding any other provision in this
Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

                           (iv) Additional Bank. A bank which is to become a
party to this Agreement pursuant to Section 2.12 hereof or otherwise (each an "Additional Bank') shall execute and deliver to Agent a Bank Joinder to this Agreement in substantially the form attached hereto as Exhibit 1.1(B). Upon execution and delivery of a Bank Joinder, such Additional Bank shall be a party hereto and a Bank under each of the Loan Documents for all purposes, except that such Additional Bank shall not participate in any Loans to which the Euro-Rate Option applies which are outstanding on the effective date of such Bank Joinder. If Borrower should renew after the effective date of such Bank Joinder the Euro-Rate Option with respect to Loans existing on such date, Borrower shall be deemed to repay the applicable Loans on the renewal date and then reborrow a similar amount on such date so that the Additional Bank shall participate in such Loans after such renewal date. Schedule 1.1(B) shall be amended and restated on the date of such Bank Joinder to revise the information contained therein as appropriate to reflect the information on the attachment to such Bank Joinder. Simultaneously with the execution and delivery of such Bank Joinder, Borrower shall execute a Revolving Credit Note, and deliver it to such Additional Bank together with originals of such other documents described in
Section 7.1 hereof as such Additional Bank may reasonably require.

         11.12    Confidentiality.

                  11.12.1. General.

                           The Agent and the Banks each agree to keep
confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information
(i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection

                                      - 98 -
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with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, and prospective assignees and participants, provided that prior to such disclosure, such parties agree to be bound by this undertaking of confidentiality set forth in this Section 11.12,
(iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available and is not reasonably known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  11.12.2. Sharing Information With Affiliates of the Banks.

                           Each Loan Party acknowledges that from time to time
financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         11.13    Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.14    Agent's or Bank's Consent.

         Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         11.15    Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

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         11.16    WAIVER OF JURY TRIAL.

         EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COLLATERAL, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR THE BANKS RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, TO THE FULLEST EXTENT PERMITTED BY LAW. NO LOAN PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH LOAN PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR THE BANKS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR THE BANKS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR AGENT AND THE BANKS TO ACCEPT THIS AGREEMENT AND THE LOAN DOCUMENTS AND MAKE THE LOANS.

         11.17    JURISDICTION & VENUE.

         EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF COURTS IN THE COUNTY OF MIDDLESEX IN THE STATE OF NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION
11.6 [NOTICES; LENDING OFFICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW. EACH LOAN PARTY IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR ANY LACK OF JURISDICTION OR VENUE THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         11.18    Tax Withholding Clause.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a
Bank) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under
Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in
Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under
Section 1441 of the Internal Revenue Code.

         11.19    Joinder of Guarantors.

         Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions] and Section 8.2.8 [Subsidiaries, Partnerships and Joint Ventures] shall (i) execute and deliver to the Agent a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties;

and (ii) execute and deliver to the Agent documents in the forms described in
Section 7.1.2 [Secretary's Certificate] modified as appropriate to relate to such Subsidiary and (iii) satisfy such other requirements as reasonably requested by the Agent. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                            [SIGNATURE PAGES FOLLOW]

                      $50,000,000 REVOLVING CREDIT FACILITY
                 $150,000,000 364-DAY REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                         NEW JERSEY NATURAL GAS COMPANY

                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                       and

                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY and
                              JPMORGAN CHASE BANK,
                              as Syndication Agents

                                       and

                             FLEET NATIONAL BANK and
                                 SUNTRUST BANK,
                             as Documentation Agents

                                       and

                                  BANK ONE, NA,
                       CITIZENS BANK OF MASSACHUSETTS and
                              THE BANK OF NEW YORK,
                                  as Co-Agents

                          Dated as of December 23, 2002

                                TABLE OF CONTENTS

Section                                                                                                 Page
-------                                                                                                 ----
1.       CERTAIN DEFINITIONS..........................................................................     1
         1.1      Certain Definitions.................................................................     1
         1.2      Construction........................................................................    23
                  1.2.1.     Number; Inclusion........................................................    23
                  1.2.2.     Determination............................................................    23
                  1.2.3.     Agent's Discretion and Consent...........................................    23
                  1.2.4.     Documents Taken as a Whole...............................................    23
                  1.2.5.     Headings.................................................................    23
                  1.2.6.     Implied References to this Agreement.....................................    23
                  1.2.7.     Persons..................................................................    24
                  1.2.8.     Modifications to Documents...............................................    24
                  1.2.9.     From, To and Through.....................................................    24
                  1.2.10.    Shall; Will..............................................................    24
         1.3      Accounting Principles...............................................................    24

2.       REVOLVING CREDIT, 364-DAY REVOLVING CREDIT AND SWING LOAN FACILITIES.........................    25
         2.1      Commitments.........................................................................    25
                  2.1.1.     Revolving Credit Loans...................................................    25
                  2.1.2.     364-Day Revolving Credit Loans...........................................    25
                  2.1.3.     Swing Loan Commitment....................................................    25
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans and
                  364-Day Revolving Credit Loans......................................................    26
         2.3      [Intentionally Omitted].............................................................    26
         2.4      Facility Fees; 364-Day Facility Fees................................................    26
         2.5      Revolving Credit Loan Requests; 364-Day Revolving Credit Loan
                  Requests; Swing Loan Requests.......................................................    27
                  2.5.1.     Revolving Credit Loan and 364-Day Revolving Credit Loan
                             Requests....................                                                 27
                  2.5.2.     Swing Loan Requests......................................................    27
         2.6      Making Revolving Credit Loans, 364-Day Revolving Credit Loans and
                  Swing Loans.........................................................................    28
                  2.6.1.     Making Revolving Credit Loans............................................    28
                  2.6.2.     Making 364-Day Revolving Credit Loans....................................    28
                  2.6.3.     Making Swing Loans.......................................................    29
         2.7      Swing Loan Note.....................................................................    29
         2.8      Use of Proceeds.....................................................................    29
         2.9      Letter of Credit Subfacility........................................................    29
                  2.9.1.     Issuance of Letters of Credit............................................    29
                  2.9.2.     Letter of Credit Fees....................................................    30

                                TABLE OF CONTENTS

Section                                                                                                  Page
-------                                                                                                  ----
                  2.9.3.     Disbursements, Reimbursement..............................................    30
                  2.9.4.     Repayment of Participation Advances.......................................    31
                  2.9.5.     Documentation.............................................................    32
                  2.9.6.     Determinations to Honor Drawing Requests..................................    32
                  2.9.7.     Nature of Participation and Reimbursement Obligations.....................    32
                  2.9.8.     Indemnity.................................................................    34
                  2.9.9.     Liability for Acts and Omissions..........................................    34
         2.10     Extension by Banks of the 364-Day Loan Expiration Date...............................    35
                  2.10.1.    Requests; Approval by All Banks...........................................    35
                  2.10.2.    Approval by 364-Day Required Banks........................................    36
         2.11     Borrowings to Repay Swing Loans......................................................    37

3.       [Intentionally Omitted].......................................................................    37

4.       INTEREST RATES................................................................................    37
         4.1      Interest Rate Options................................................................    37
                  4.1.1.     Revolving Credit Interest Rate Options....................................    37
                  4.1.2.     364-Day Revolving Credit Interest Rate Options............................    38
                  4.1.3.     Rate Quotations...........................................................    38
                  4.1.4.     Change in Fees or Interest Rates..........................................    38
         4.2      Interest Periods.....................................................................    39
                  4.2.1.     Amount of Borrowing Tranche...............................................    39
                  4.2.2.     Renewals..................................................................    39
         4.3      Interest After Default...............................................................    39
                  4.3.1.     Letter of Credit Fees, Interest Rate......................................    40
                  4.3.2.     Other Obligations.........................................................    40
                  4.3.3.     Acknowledgment............................................................    40
         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.......    40
                  4.4.1.     Unascertainable...........................................................    40
                  4.4.2.     Illegality; Increased Costs; Deposits Not Available.......................    40
                  4.4.3.     Agent's and Bank's Rights.................................................    41
         4.5      Selection of Interest Rate Options...................................................    41

5.       PAYMENTS......................................................................................    42
         5.1      Payments.............................................................................    42
         5.2      Pro Rata Treatment of Banks..........................................................    42
         5.3      Interest Payment Dates...............................................................    43
         5.4      Prepayments..........................................................................    43
                  5.4.1.     Voluntary Prepayments.....................................................    43
                  5.4.2.     Replacement of a Bank.....................................................    44

                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
                  5.4.3.     Change of Lending Office....................................................    45
                  5.4.4.     Mandatory Prepayment and Mandatory Commitment Reduction
                             Upon Issuance of Certain Debt...............................................    45
         5.5      Voluntary Commitment Reductions........................................................    46
         5.6      Additional Compensation in Certain Circumstances.......................................    46
                  5.6.1.     Increased Costs or Reduced Return Resulting From Taxes,
                             Reserves, Capital Adequacy Requirements, Expenses, Etc......................    46
                  5.6.2.     Indemnity...................................................................    47
         5.7      Interbank Market Presumption...........................................................    48
         5.8      Taxes..................................................................................    48
                  5.8.1.     No Deductions...............................................................    48
                  5.8.2.     Stamp Taxes.................................................................    49
                  5.8.3.     Indemnification for Taxes Paid by a Bank....................................    49
                  5.8.4.     Certificate.................................................................    49
                  5.8.5.     Survival....................................................................    49
         5.9      Notes..................................................................................    49
         5.10     Settlement Date Procedures.............................................................    49

6.       REPRESENTATIONS AND WARRANTIES..................................................................    50
         6.1      Representations and Warranties.........................................................    50
                  6.1.1.     Organization and Qualification..............................................    50
                  6.1.2.     Subsidiaries................................................................    50
                  6.1.3.     Power and Authority.........................................................    51
                  6.1.4.     Validity and Binding Effect.................................................    51
                  6.1.5.     No Conflict.................................................................    51
                  6.1.6.     Litigation..................................................................    51
                  6.1.7.     Title to Properties.........................................................    52
                  6.1.8.     Financial Statements........................................................    52
                  6.1.9.     Use of Proceeds; Margin Stock; Section 20 Subsidiaries......................    52
                  6.1.10.    Full Disclosure.............................................................    53
                  6.1.11.    Taxes.......................................................................    53
                  6.1.12.    Consents and Approvals......................................................    54
                  6.1.13.    No Event of Default; Compliance With Instruments............................    54
                  6.1.14.    Patents, Trademarks, Copyrights, Licenses, Etc..............................    54
                  6.1.15.    Insurance...................................................................    54
                  6.1.16.    Compliance With Laws........................................................    55
                  6.1.17.    Material Contracts; Burdensome Restrictions.................................    55
                  6.1.18.    Investment Companies; Regulated Entities....................................    55
                  6.1.19.    Plans and Benefit Arrangements..............................................    55
                  6.1.20.    Employment Matters..........................................................    56
                  6.1.21.    Environmental Matters.......................................................    56

                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
                  6.1.22.    Senior Debt Status........................................................      57
                  6.1.23.    Hedging Contract Policies...................................................    57
                  6.1.24.    Permitted Business Opportunities............................................    57
         6.2      Continuation of Representations........................................................    57

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.........................................    57
         7.1      First Loans and Letters of Credit......................................................    58
                  7.1.1.     Officer's Certificate.......................................................    58
                  7.1.2.     Secretary's Certificate.....................................................    58
                  7.1.3.     [Intentionally Omitted.]....................................................    59
                  7.1.4.     Opinion of Counsel..........................................................    59
                  7.1.5.     Legal Details...............................................................    59
                  7.1.6.     Payment of Fees.............................................................    59
                  7.1.7.     Consents....................................................................    59
                  7.1.8.     Officer's Certificate Regarding MACs........................................    59
                  7.1.9.     No Violation of Laws........................................................    59
                  7.1.10.    No Actions or Proceedings...................................................    60
                  7.1.11.    Hedging Contract Policies...................................................    60
                  7.1.12.    Termination of Commitments and Repayment of Outstanding Indebtedness........    60
                  7.1.13.    Permitted Business Opportunities............................................    60
         7.2      Each Additional Loan or Letter of Credit...............................................    60

8.       COVENANTS.......................................................................................    61
         8.1      Affirmative Covenants..................................................................    61
                  8.1.1.     Preservation of Existence, Etc..............................................    61
                  8.1.2.     Payment of Liabilities, Including Taxes, Etc................................    61
                  8.1.3.     Maintenance of Insurance....................................................    62
                  8.1.4.     Maintenance of Properties and Leases........................................    62
                  8.1.5.     Maintenance of Patents, Trademarks, Etc.....................................    62
                  8.1.6.     Visitation Rights...........................................................    62
                  8.1.7.     Keeping of Records and Books of Account.....................................    62
                  8.1.8.     Plans and Benefit Arrangements..............................................    63
                  8.1.9.     Compliance With Laws........................................................    63
                  8.1.10.    Use of Proceeds.............................................................    63
                  8.1.11.    Hedging Contract Policies...................................................    64
         8.2      Negative Covenants.....................................................................    64
                  8.2.1.     Indebtedness................................................................    64
                  8.2.2.     Liens.......................................................................    65
                  8.2.3.     Guaranties..................................................................    65
                  8.2.4.     Loans and Investments.......................................................    66

                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
                  8.2.5.     Liquidations, Mergers, Consolidations, Acquisitions.........................    66
                  8.2.6.     Dispositions of Assets or Subsidiaries......................................    67
                  8.2.7.     Affiliate Transactions......................................................    68
                  8.2.8.     Subsidiaries, Partnerships and Joint Ventures...............................    68
                  8.2.9.     Continuation of or Change in Business.......................................    68
                  8.2.10.    Plans and Benefit Arrangements..............................................    68
                  8.2.11.    Fiscal Year.................................................................    69
                  8.2.12.    Maximum Leverage Ratio......................................................    69
                  8.2.13.    Minimum Interest Coverage Ratio.............................................    69
                  8.2.14.    No Limitation on Dividends and Distributions by Borrower or its
                             Subsidiaries................................................................    69
                  8.2.15.    Payment of Dividends; Redemptions...........................................    69
                  8.2.16.    No Modification of Hedging Contract Policies................................    70
                  8.2.17.    Off-Balance Sheet Financing.................................................    70
         8.3      Reporting Requirements.................................................................    70
                  8.3.1.     Quarterly Financial Statements..............................................    70
                  8.3.2.     Annual Financial Statements.................................................    71
                  8.3.3.     Certificate of the Borrower.................................................    71
                  8.3.4.     Notice of Default...........................................................    71
                  8.3.5.     Notice of Litigation........................................................    72
                  8.3.6.     Notice of Change in Debt Rating.............................................    72
                  8.3.7.     Sale of Assets..............................................................    72
                  8.3.8.     Budgets, Forecasts, Other Reports and Information...........................    72
                  8.3.9.     Notices Regarding Plans and Benefit Arrangements............................    73

9.       DEFAULT.........................................................................................    74
         9.1      Events of Default......................................................................    74
                  9.1.1.     Payments Under Loan Documents...............................................    74
                  9.1.2.     Breach of Warranty..........................................................    75
                  9.1.3.     Breach of Negative Covenants or Visitation Rights...........................    75
                  9.1.4.     Breach of Other Covenants...................................................    75
                  9.1.5.     Defaults in Other Agreements or Indebtedness................................    75
                  9.1.6.     Final Judgments or Orders...................................................    76
                  9.1.7.     Loan Document Unenforceable.................................................    76
                  9.1.8.     Uninsured Losses; Proceedings Against Assets................................    76
                  9.1.9.     Notice of Lien or Assessment................................................    76
                  9.1.10.    Insolvency..................................................................    76
                  9.1.11.    Events Relating to Plans and Benefit Arrangements...........................    76
                  9.1.12.    Cessation of Business.......................................................    77
                  9.1.13.    Change of Control...........................................................    77
                  9.1.14.    Involuntary Proceedings.....................................................    78

                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
                  9.1.15.    Voluntary Proceedings.......................................................    78
         9.2      Consequences of Event of Default.......................................................    78
                  9.2.1.     Events of Default Other Than Bankruptcy, Insolvency or
                             Reorganization Proceedings..................................................    78
                  9.2.2.     Bankruptcy, Insolvency or Reorganization Proceedings........................    79
                  9.2.3.     Set-off.....................................................................    79
                  9.2.4.     Suits, Actions, Proceedings.................................................    79
                  9.2.5.     Application of Proceeds; Collateral Sharing.................................    80
                  9.2.6.     Other Rights and Remedies...................................................    80

10.      THE CO-AGENTS...................................................................................    81
         10.1     Appointment............................................................................    81
         10.2     Delegation of Duties...................................................................    81
         10.3     Nature of Duties; Independent Credit Investigation.....................................    81
         10.4     Actions in Discretion of Agent; Instructions From the Banks............................    82
         10.5     Reimbursement and Indemnification of Agent by the Borrower.............................    82
         10.6     Exculpatory Provisions; Limitation of Liability........................................    83
         10.7     Reimbursement and Indemnification of Agent by Banks....................................    84
         10.8     Reliance by Agent......................................................................    84
         10.9     Notice of Default......................................................................    85
         10.10    Notices................................................................................    85
         10.11    Banks in Their Individual Capacities; Agents in Its Individual Capacity................    85
         10.12    Holders of Notes.......................................................................    85
         10.13    Equalization of Banks..................................................................    86
         10.14    Successor Agent........................................................................    86
         10.15    Agent's Fee............................................................................    87
         10.16    Availability of Funds..................................................................    87
         10.17    Calculations...........................................................................    87
         10.18    Beneficiaries..........................................................................    87

11.      MISCELLANEOUS...................................................................................    88
         11.1     Modifications, Amendments or Waivers...................................................    88
                  11.1.1.    Increase of Revolving Credit Commitments; Extension of Expiration Date......    88
                  11.1.2.    Increase of 364-Day Revolving Credit Commitments; Extension
                             of 364-Day Loan Expiration Date.............................................    88
                  11.1.3.    Release of Collateral or Guarantor..........................................    89
                  11.1.4.    Miscellaneous...............................................................    89
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required..............................    90
         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes......................    90
         11.4     Holidays...............................................................................    91

                                TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
         11.5     Funding by Branch, Subsidiary or Affiliate.............................................    91
                  11.5.1.    Notional Funding............................................................    91
                  11.5.2.    Actual Funding..............................................................    92
         11.6     Notices; Lending Offices...............................................................    92
         11.7     Severability...........................................................................    93
         11.8     Governing Law..........................................................................    93
         11.9     Prior Understanding....................................................................    93
         11.10    Duration; Survival.....................................................................    93
         11.11    Successors and Assigns.................................................................    94
         11.12    Confidentiality........................................................................    95
                  11.12.1.   General.....................................................................    95
                  11.12.2.   Sharing Information With Affiliates of the Banks............................    96
         11.13    Counterparts...........................................................................    96
         11.14    Agent's or Bank's Consent..............................................................    96
         11.15    Exceptions.............................................................................    96
         11.16    WAIVER OF JURY TRIAL...................................................................    96
         11.17    JURISDICTION & VENUE...................................................................    97
         11.18    Tax Withholding Clause.................................................................    97

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)                  -   PRICING GRID
SCHEDULE 1.1(B)                  -   COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)                  -   PERMITTED LIENS
SCHEDULE 6.1.2                   -   SUBSIDIARIES
SCHEDULE 6.1.12                  -   CONSENTS AND APPROVALS
SCHEDULE 6.1.23                  -   HEDGING CONTRACT POLICIES
SCHEDULE 6.1.24                      PERMITTED BUSINESS OPPORTUNITIES
SCHEDULE 8.2.1                   -   PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)                   -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(R)                   -   REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)                   -   SWING LOAN NOTE
EXHIBIT 1.1(T)                   -   364-DAY REVOLVING CREDIT NOTE
EXHIBIT 2.5.1                    -   LOAN REQUEST
EXHIBIT 2.5.2                    -   SWING LOAN REQUEST
EXHIBIT 5.5                      -   COMMITMENT REDUCTION NOTICE
EXHIBIT 7.1.4(A)                 -   OPINION OF COUNSEL
EXHIBIT 7.1.4(B)                 -   OPINION OF IN-HOUSE COUNSEL
EXHIBIT 8.2.5                    -   ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3                    -   COMPLIANCE CERTIFICATE